                                                                  EXHIBIT 10.2

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                                AMENDED AND RESTATED
                                  CREDIT AGREEMENT

                                    $75,000,000

                                       among

                        PERRY GRAPHIC COMMUNICATIONS, INC.,
                          SHENANDOAH VALLEY PRESS, INC.,
                             AND PORT CITY PRESS, INC.,
                                   as Borrowers,

                         EACH OF THE FINANCIAL INSTITUTIONS
                           INITIALLY A SIGNATORY HERETO,
                           TOGETHER WITH THOSE ASSIGNEES
                          PURSUANT TO SECTION 11.8 HEREOF,
                                    as Lenders,

                                        and

                            BT COMMERCIAL CORPORATION,
                                     as Agent.



                           DATED AS OF DECEMBER 16, 1997

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

                                TABLE OF CONTENTS


Section                                                                   Page
-------                                                                   ----

ARTICLE 1.  DEFINITIONS......................................................2
     1.1.   General Definitions..............................................2
     1.2.   Accounting Terms and Determinations.............................21
     1.3.   Other Terms; Headings...........................................22

ARTICLE 2.  LOANS...........................................................22
     2.1.   Term Loan Facility..............................................22
     2.2.   Revolving Credit Commitments....................................23
     2.3.   Borrowing of Revolving Loans....................................24
     2.4.   Disbursement of Revolving Loans.................................25
     2.5.   Notices of Borrowing............................................25
     2.6.   Same Day Settlement of Lender Advances..........................25
     2.7.   Periodic Settlement of Agent Advances and Repayments............26
     2.8.   Sharing of Payments.............................................26
     2.9.   Defaulting Lenders..............................................26
     2.10.  Extension of Expiration Date....................................27

ARTICLE 3.  LETTERS OF CREDIT...............................................27
     3.1.   Issuance of Letters of Credit...................................27
     3.2.   Terms of Letters of Credit......................................28
     3.3.   Request for Issuance............................................28
     3.4.   Lenders' Participation..........................................28
     3.5.   Payment of Amounts Drawn Under Letters of Credit................28
     3.6.   Payment by Lenders..............................................29
     3.7.   Nature of Issuing Bank's Duties.................................29
     3.8.   Obligations Absolute............................................29
     3.9.   Agent's Execution of Applications and Other Issuing Bank
             Documentation; Reliance on Credit Agreement by Issuing Bank....29
     3.10.  Additional Payments.............................................29

ARTICLE 4.  COMPENSATION, REPAYMENT AND REDUCTION OF COMMITMENTS............30
     4.1.   Interest on Prime Rate Loans....................................30
     4.2.   Interest on Eurodollar Rate Loans...............................30
     4.3.   Unused Line Fee.................................................31
     4.4.   Letter of Credit Fees...........................................31
     4.5.   Interest After Event of Default.................................31
     4.6.   Expenses; Fees..................................................31
     4.7.   Mandatory Payment; Reduction of Commitments.....................31
     4.8.   Maintenance of Loan Account; Statements of Account..............33
     4.9.   Payment Procedures..............................................33
     4.10.  Collection of Accounts..........................................33
     4.11.  Application of Payments.........................................33
     4.12.  Calculations....................................................34
     4.13.  Special Provisions Relating to Eurodollar Rate Loans............34
     4.14.  Indemnification in Certain Events...............................36
     4.15.  Taxes...........................................................37

     4.16.  Affected Lenders................................................39

ARTICLE 5.  CONDITIONS PRECEDENT............................................40
     5.1.   Conditions to Initial Loans and Letters of Credit...............40
     5.2.   Conditions Precedent to All Loans and Letters of Credit.........44

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES..................................45
     6.1.   Organization and Qualification..................................45
     6.2.   Authority.......................................................45
     6.3.   Enforceability..................................................45
     6.4.   No Conflict.....................................................45
     6.5.   Consents and Filings............................................45
     6.6.   Government Regulation...........................................45
     6.7.   Solvency........................................................46
     6.8.   Rights in Collateral; Priority of Liens.........................46
     6.9.   Financial Data..................................................46
     6.10.  Locations of Offices, Records and Inventory.....................46
     6.11.  Subsidiaries; Ownership of Stock................................47
     6.12.  No Judgments or Litigation......................................47
     6.13.  No Defaults.....................................................47
     6.14.  Labor Matters...................................................47
     6.15.  Compliance with Law.............................................47
     6.16.  ERISA...........................................................47
     6.17.  Compliance with Environmental Laws..............................47
     6.18.  Intellectual Property...........................................48
     6.19.  Licenses and Permits; Business Restrictions.....................48
     6.20.  Taxes and Tax Returns...........................................48
     6.21.  Material Contracts..............................................48
     6.22.  No Other Indebtedness...........................................48
     6.23.  Title to Property...............................................49
     6.24.  Affiliate Transactions..........................................49
     6.25.  Accuracy and Completeness of Information........................49
     6.26.  No Change.......................................................49
     6.27.  Special Purpose Corporation.....................................49

ARTICLE 7.  AFFIRMATIVE COVENANTS...........................................49
     7.1.   Financial Reporting.............................................49
     7.2.   Collateral Reporting............................................51
     7.3.   Notification Requirements.......................................51
     7.4.   Corporate Existence.............................................52
     7.5.   Books and Records; Inspections..................................53
     7.6.   Insurance.......................................................53
     7.7.   Casualty Loss...................................................53
     7.8.   Taxes...........................................................54
     7.9.   Compliance With Laws............................................54
     7.10.  Use of Proceeds.................................................54
     7.11.  Fiscal Year.....................................................54
     7.12.  Maintenance of Property.........................................54
     7.13.  ERISA Documents.................................................54
     7.14.  Further Assurances..............................................54
     7.15.  Environmental and Other Matters.................................55

     7.16.  Security Interests..............................................56
     7.17.  Trademarks......................................................56
     7.18.  Dividends on Preferred Stock....................................56

ARTICLE 8.  NEGATIVE COVENANTS..............................................56
     8.1.   Minimum EBITDA..................................................56
     8.2.   Consolidated Fixed Charge Coverage Ratio........................58
     8.3.   Interest Coverage Ratio.........................................58
     8.4.   Current Ratio...................................................59
     8.5.   Debt Ratio......................................................59
     8.6.   Capital Expenditures............................................60
     8.7.   Additional Indebtedness.........................................60
     8.8.   Liens...........................................................61
     8.9.   Contingent Obligations..........................................62
     8.10.  Sale of Assets..................................................62
     8.11.  Restricted Payments.............................................62
     8.12.  Investments.....................................................63
     8.13.  Affiliate Transactions..........................................64
     8.14.  Additional Bank Accounts........................................64
     8.15.  Excess Cash.....................................................64
     8.16.  No Corporate Changes............................................64
     8.17.  No Prohibited Transactions Under ERISA..........................65
     8.18.  Material Amendments of Material Contracts; Etc..................65
     8.19.  Additional Negative Pledges.....................................65
     8.20.  Additional Subsidiaries; Partnerships, Joint Ventures...........66

ARTICLE 9.  EVENTS OF DEFAULT AND REMEDIES..................................66
     9.1.   Events of Default...............................................66
     9.2.   Acceleration and Cash Collateralization.........................67
     9.3.   Rescission of Acceleration......................................67
     9.4.   Remedies........................................................68
     9.5.   Right of Setoff.................................................68
     9.6.   License for Use of Software and Other Intellectual Property.....68
     9.7.   No Marshalling; Deficiencies; Remedies Cumulative...............68

ARTICLE 10. THE AGENT.......................................................69
     10.1.  Appointment of Agent............................................69
     10.2.  Nature of Duties of Agent.......................................69
     10.3.  Lack of Reliance on Agent.......................................69
     10.4.  Certain Rights of the Agent.....................................69
     10.5.  Reliance by Agent...............................................69
     10.6.  Indemnification of Agent........................................69
     10.7.  The Agent in its Individual Capacity............................70

     10.8.  Successor Agent.................................................70
     10.9.  Collateral Matters..............................................70
     10.10. Actions with Respect to Defaults................................71

ARTICLE 11. MISCELLANEOUS...................................................71
     11.1.  GOVERNING LAW...................................................71
     11.2.  SUBMISSION TO JURISDICTION......................................71
     11.3.  SERVICE OF PROCESS..............................................71
     11.4.  JURY TRIAL......................................................72
     11.5.  LIMITATION OF LIABILITY.........................................72
     11.6.  Delays..........................................................72
     11.7.  Notices.........................................................72
     11.8.  Assignments and Participations..................................73
     11.9.  Confidentiality.................................................74
     11.10. Indemnification; Reimbursement of Expenses of Collection........74
     11.11. Amendments and Waivers..........................................74
     11.12. Counterparts; Inconsistencies and Effectiveness.................75
     11.13. Severability....................................................75
     11.14. Independence of Covenants.......................................75
     11.15. Survival........................................................75
     11.16. Maximum Rate....................................................76
     11.17. Entire Agreement; Successors and Assigns........................76

ANNEXES
     Annex I        -    List of Lenders and Commitment Amounts

EXHIBITS
     Exhibit-A-1    -    Form of Revolving Note
     Exhibit A-2    -    Form of Term Note
     Exhibit-B      -    Form of Amended and Restated Security Agreement
     Exhibit C      -    Form of Amended and Restated Pledge Agreement
     Exhibit D      -    Form of Amended and Restated Holdings Guarantee
     Exhibit E      -    Form of Cross Guarantee
     Exhibit F      -    Form of Judd's Guarantee
     Exhibit G      -    Form of Lockbox Agreement
     Exhibit H      -    Form of Compliance Certificate
     Exhibit I      -    Form of Borrowing Base Certificate
     Exhibit J      -    Form of Notice of Borrowing
     Exhibit K      -    Form of Notice of Continuation
     Exhibit L      -    Form of Notice of Conversion
     Exhibit M      -    Form of Letter of Credit Request
     Exhibit N      -    Form of Assignment and Assumption Agreement
     Exhibit O      -    Form of Collateral Access Agreement
     Exhibit-P      -    Form of Mortgage
     Exhibit Q      -    Form of Opinion of Brobeck, Phleger & Harrison
     Exhibit R      -    Form of Opinion of Quarles & Brady
     Exhibit S      -    Form of Opinion of Borrowers' Maryland, Virginia, D.C.
                          Counsel
     Exhibit T      -    Form of Judd's Merger Certificate
     Exhibit U      -    Form of Intercompany Note

SCHEDULES
     Schedule A     -    Closing Document List
     Schedule B     -    Disclosure Schedule

     THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated for identification purposes as of December 16, 1997, and is among PERRY GRAPHIC COMMUNICATIONS, INC. (formerly known as "Perry Printing Corporation" and "PPC Acquisitions, Inc."), a Delaware corporation ("Perry"), SHENANDOAH VALLEY PRESS, INC., a Virginia corporation ("Shenandoah"), PORT CITY PRESS, INC., a Maryland corporation ("Port City" and, together with Perry and Shenandoah, each a "Borrower" and, collectively, the "Borrowers"), each financial institution identified on Annex I (together with its successors and assigns, a "Lender"), and BT COMMERCIAL CORPORATION acting as agent for the Lenders (in such capacity, together with any successors in such capacity, the "Agent").

                              W I T N E S S E T H

     WHEREAS, Perry is party to that certain Credit Agreement dated as of April 28, 1995 with the Lenders party thereto (the "Existing Lenders") and BT Commercial Corporation as agent for such Lenders (in such capacity, the "Existing Agent") (as amended to the date hereof, the "Existing Credit Agreement"), under which the Existing Lenders have made Term Loans (as defined in the Existing Credit Agreement, hereinafter the "Existing Term Loans") evidenced by the Term Notes (as defined in the Existing Credit Agreement, hereinafter the "Existing Term Notes") and have made Revolving Loans (as defined in the Existing Credit Agreement, hereinafter the "Existing Revolving Loans", and together with the Existing Term Loans collectively the "Existing Loans") evidenced by the Revolving Notes (as defined in the Existing Credit Agreement, hereinafter the "Existing Revolving Notes" and together with the Existing Term Notes collectively the "Existing Notes" and individually an "Existing Note");

     WHEREAS, the Obligations (as defined in the Existing Credit Agreement, hereinafter the "Existing Obligations") of Perry under the Existing Notes and the other Credit Documents (as defined in the Existing Credit Agreement, hereinafter the "Existing Credit Documents") are secured by the Collateral (as defined in the Existing Credit Agreement, hereinafter the "Existing Collateral") and are guaranteed or supported or otherwise benefited by the Existing Credit Documents;

     WHEREAS, Perry is a wholly owned subsidiary of PPC Holdings, Inc., a Delaware corporation ("Holdings"), and immediately prior to the effectiveness hereof (i) Naomi Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Holdings, will merge with and into Judd's, Incorporated, a Maryland corporation ("Judd's"), with Judd's being the surviving corporation, pursuant to the Merger Agreement (as hereinafter defined), and (ii) Holdings will change its name to "Perry-Judd's Incorporated";

     WHEREAS, Shenandoah and Port City are wholly owned subsidiaries of Judd's;

     WHEREAS, the Borrowers have requested that the Lenders amend and restate the Existing Credit Agreement to make loans and other financial accommodations available to the Borrowers for purposes of refinancing certain existing indebtedness and for other general corporate purposes permitted hereunder, including future acquisitions, and that, in connection therewith, the Agent act as agent for the Lenders;

     WHEREAS, the Lenders are willing to make loans and other financial accommodations available to the Borrowers, and the Agent is willing to act as agent in connection therewith, in each case on the terms and subject to the conditions set forth herein; and

     WHEREAS, The parties hereto intend that (a) the Existing Obligations shall continue to exist under, and to be evidenced by, this Agreement and the Notes (as hereinafter defined) issued hereunder, (b) the Existing Advances shall be Advances under and as defined in this Agreement and the Notes and

(c) the Existing Collateral shall continue to secure the Existing Obligations as well as the other Obligations of the Borrowers under this Agreement and the Notes and other Credit Documents hereunder.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE 1.  DEFINITIONS

     1.1.  GENERAL DEFINITIONS

ACCOUNTS is defined in the Security Agreement (SEE Exhibit B).

ADJUSTED EURODOLLAR RATE means, with respect to each Interest Period for any Eurodollar Rate Loan, the rate obtained by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

AFFILIATE of a Person means another Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a business.

AGENT is defined in the preamble and shall include any successor appointed pursuant to Section 10.8.

AGENT ADVANCE is defined in Section 2.3.

ANNUALIZED EBITDA means (i) as of the end of each of the first three Test Periods, EBITDA for the number of Test Periods then ended multiplied by the quotient of four divided by such number of Test Periods, and (ii) as of the end of each Test Period thereafter, EBITDA for the period of four consecutive Fiscal Quarters then ended.

APPLICABLE EURODOLLAR RATE MARGIN means with respect to Revolving Loans, 2.25% per annum, and with respect to Term Loans, 2.50% per annum; PROVIDED that if the Debt Ratio for the applicable period ending with the then most recently ended Fiscal Quarter (as shown on the quarterly Compliance Certificate delivered pursuant to Section 7.1) is within the ranges set out below and no Default or Event of Default exists as of the end of such Fiscal Quarter (as shown on such Compliance Certificate or otherwise), the Applicable Eurodollar Rate Margin shall be the per annum rate set out beneath the applicable type of Loan and opposite the applicable range below:

----------------------------------------------------------------------------
----------------------------------------------------------------------------
Debt Ratio                                 Term Loans        Revolving Loans
----------------------------------------------------------------------------
LESS THAN OR EQUAL TO 3.75 : 1.0
but GREATER THAN 3.25 : 1.0                   2.25%               2.00%
----------------------------------------------------------------------------
LESS THAN OR EQUAL TO 3.25 : 1.0
but GREATHER THAN 2.75 : 1.0                  2.00%               1.75%
----------------------------------------------------------------------------
LESS THAN OR EQUAL TO 2.75 : 1.0              1.75%               1.50%
----------------------------------------------------------------------------
----------------------------------------------------------------------------

In the event of the delivery of a Compliance Certificate showing an increase or decrease in the Debt Ratio which requires a change in the Applicable Eurodollar Rate Margin, the change in the Applicable Eurodollar Rate Margin shall be effective from the first day of the calendar month immediately following receipt of the Compliance Certificate (PROVIDED that the Compliance Certificate is received by the Agent no later than 3:00 P.M. New York City time at least one (1) Business Day prior to the first day of such calendar month) until the next such date on which the Applicable Eurodollar Margin Rate is subject to change following the delivery of (or failure to deliver) a Compliance Certificate showing an increase or decrease in the Debt Ratio which requires a change in the Applicable Eurodollar Rate Margin. The failure to deliver any Compliance Certificate by the date required hereunder (after giving effect to any applicable grace period) shall automatically cause the Applicable Eurodollar Rate Margin to be the maximum per annum rate described above, effective as of the first day of the calendar month immediately following the date on which the delivery of the Compliance Certificate was otherwise required.

APPLICABLE LENDING OFFICE means, with respect to each Lender, such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Loan, and such Lender's Domestic Lending Office in the case of a Prime Rate Loan.

APPLICABLE PRIME RATE MARGIN means with respect to Revolving Loans, 0.75% per annum, and with respect to Term Loans, 1.0% per annum; PROVIDED that if the Debt Ratio for the applicable period ending with the then most recently ended Fiscal Quarter (as shown on the quarterly Compliance Certificate delivered pursuant to Section 7.1) is within the ranges set out below and no Default or Event of Default exists as of the end of such Fiscal Quarter (as shown on such Compliance Certificate or otherwise), the Applicable Prime Rate Margin shall be the per annum rate set out beneath the applicable type of Loan and opposite the applicable range below:

----------------------------------------------------------------------------
----------------------------------------------------------------------------
Debt Ratio                                 Term Loans        Revolving Loans
----------------------------------------------------------------------------
LESS THAN OR EQUAL TO 3.75 : 1.0
but GREATER THAN 3.25 : 1.0                  0.75%                0.50%
----------------------------------------------------------------------------
LESS THAN OR EQUAL TO 3.25 : 1.0
but GREATER THAN 2.75 : 1.0                  0.50%                0.25%
----------------------------------------------------------------------------
LESS THAN OR EQUAL TO 2.75 : 1.0             0.25%                   0%
----------------------------------------------------------------------------
----------------------------------------------------------------------------

In the event of the delivery of a Compliance Certificate showing an increase or decrease in the Debt Ratio which requires a change in the Applicable Prime Rate Margin, the change in the Applicable Prime Rate Margin shall be effective from the first day of the calendar month immediately following receipt of the Compliance Certificate (PROVIDED that the Compliance Certificate is received by the Agent no later than 3:00 P.M. New York City time at least one (1) Business Day prior to the first day of such calendar month) until the next such date on which the Applicable Prime Rate Margin is subject to change following the delivery of (or failure to deliver) a Compliance Certificate showing an increase or decrease in the Debt Ratio which requires a change in the Applicable Prime Rate Margin. The failure to deliver any Compliance Certificate by the date required hereunder (after giving effect to any applicable grace period) shall automatically cause the Applicable Prime Rate Margin to be the maximum per annum rate described above, effective as of the first day of the calendar month immediately following the date on which the delivery of the Compliance Certificate was otherwise required.

ASSIGNMENT AND ASSUMPTION AGREEMENT is defined in Section 11.8.

AUDITORS means a nationally recognized firm of independent public accountants selected by the Borrowers and satisfactory to the Agent in its sole discretion. For purposes of this Credit Agreement, the firm of Deloitte & Touche LLP shall be deemed to be satisfactory to the Agent.

BANKRUPTCY CODE means Title 11 of the U.S. Code (11 U.S.C. Sections 101 et seq.), as amended from time to time, and any successor statute.

BENEFIT PLAN means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

BORROWER and BORROWERS are defined in the preamble.

BORROWING means (i) each Borrowing (as defined in the Existing Credit Agreement) outstanding on the Closing Date and (ii) a borrowing of Revolving Loans or Term Loans of the same type on the same day.

BORROWING BASE means, with respect to any Borrower, the sum of:

        (A) eighty-five percent (85%) (or such lesser percentage as the Agent may determine from time to time in the exercise of its Permitted Discretion) of Eligible Accounts Receivable of such Borrower, PLUS

        (B) sixty percent (60%) (or such lesser percentage as the Agent may determine from time to time in the exercise of its Permitted Discretion) of Eligible Inventory of such Borrower (PROVIDED that the aggregate amount added to the Borrowing Base for all Borrowers pursuant to this clause (B) may not exceed $20,000,000), MINUS

        (C) the aggregate amount of any reserves established by the Agent under Section 2.2(b).

BORROWING BASE CERTIFICATE means, with respect to any Borrower, a certificate of such Borrower concerning the Borrowing Base of such Borrower provided under Section 7.2 and substantially in the form of Exhibit I.

BUSINESS DAY means any day that is not a Saturday, Sunday or a day on which commercial banks in New York City are required or permitted by law to be closed. When used in connection with Eurodollar

Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in U.S. dollar deposits in the London (England, U.K.) interbank market.

CAPITAL EXPENDITURES for a period means, the sum of all expenditures capitalized for financial statement purposes in accordance with GAAP (whether payable in cash or other property or accrued as a liability), including the capitalized portion of capital leases and that portion of Investments allocable to property, plant or equipment (but excluding any cash expenditures subsequently financed during such period or any cash expenditures for which firm financing commitments or firm commitments for operating leases have been received during such period to the extent such cash expenditures are actually financed). Capital Expenditures shall exclude proceeds of a Casualty Loss applied to the repair or replacement of the property affected by the Casualty Loss.

CASH EQUIVALENTS means any of the following, so long as the Agent has a perfected security interest therein: (i) securities issued, guarantied or insured by the United States or any of its agencies and having maturities of not more than one year; (ii) certificates of deposit or bankers' acceptances having maturities of not more than one year issued by (a) the Agent, (b) any Lender or (c) a U.S. federal or state chartered commercial bank of recognized standing whose capital and unimpaired surplus is in excess of $200,000,000 and whose short-term commercial paper rating, or that of its parent holding company, is at least A-1 or the equivalent by Standard & Poor's Corporation ("S&P") and at least P-1 or the equivalent by Moody's Investors Services, Inc. ("Moody's"); (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating from either S&P or Moody's; (iv) certificates of deposit maturing within one year of the date of acquisition thereof in an amount less than or equal to $100,000 in the aggregate issued by any bank insured by the Federal Deposit Insurance Corporation; (v) eurodollar time deposits having a maturity of less than one year purchased directly from any Lender (whether such deposit is with such Lender (or its Affiliates) or any other Lender (or its Affiliates)); (vi) commercial paper rated at least A-1 by S&P or P-1 by Moody's and, in either case, having a tenor of not more than one year; and
(vii) money market funds invested in one or more of the foregoing.

CASUALTY LOSS is defined in Section 7.7.

CHANGE OF CONTROL means the occurrence of one or more of the following events (whether or not approved by the Board of Directors of any Borrower or Holdings): (i) any direct or indirect sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of any Borrower, Judd's or Holdings to any person or entity or group of persons or entities acting in concert (a "Group") for purposes of Section 13(d) of the Exchange Act, together with any Affiliates thereof; (ii) the approval by the holders of the capital stock of any Borrower, Judd's or Holdings of any plan of liquidation; (iii) the acquisition in one or more transactions of "beneficial ownership" (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act whether or not applicable), by any Person (other than any Permitted Holder) or Group (excluding Permitted Holders) together with its or their Affiliates, in either case, of any securities of any Borrower, Judd's or Holdings such that, as a result of such acquisition, such Person or Group either; (A) beneficially owns (as set forth above), directly or indirectly, at least thirty-five percent (35%) or more of the combined voting power of any Borrower's, Judd's' or Holdings' then outstanding Voting Stock or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of any Borrower, Judd's or Holdings; (iv) the Milhous Parties, together, cease (A) to own sufficient shares of the capital stock of Holdings to elect a majority of the Board of Directors or
(B) to control a majority of the Board of Directors of Holdings; (v) (A) Holdings shall fail to own (directly or through a wholly owned Subsidiary) less than one hundred percent (100%) of the combined voting power of any Borrower's then outstanding Voting Stock (other than as a result of the sale of Voting Stock of any Borrower pursuant to an initial public offering), or (B) Holdings shall fail to own (directly or through a wholly owned Subsidiary) sufficient shares of the capital stock of any Borrower to elect a majority of the Board of Directors of such Borrower, or (C) Holdings shall fail to control a majority of the Board of Directors of any Borrower; (vi) the Milhous Parties, together, cease to beneficially own (as set forth above), directly or indirectly, at least fifty-one percent (51%) of the combined voting power of Holdings' then outstanding Voting Stock; or (vii) any "Change of Control" as defined in the Senior Subordinated
Note Indenture. VOTING STOCK means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of any class or kind ordinarily (without regard to the occurrence of any contingency) having the power to vote for the election of directors.

CLOSING DATE means the date, if any, prior to January 31, 1998 on which the conditions set forth in Sections 5.1 and 5.2 have been satisfied or waived and the initial Loans are made.

CLOSING DOCUMENT LIST is defined in Section 5.1.

CODE is defined in Section 1.3.

COLLATERAL means the Accounts, Inventory, Equipment (as defined in the Security Agreement), Intangibles (as defined in the Security Agreement), Mortgaged Properties and other property identified as security for any of the Obligations under the Collateral Documents. The foregoing to the contrary notwithstanding, the Collateral shall not include any Excluded Property.

COLLATERAL ACCESS AGREEMENT means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgment agreement of any warehouseman or processor in possession of Inventory, substantially in the form of Exhibit O.

COLLATERAL DOCUMENTS means the Security Agreement, the Pledge Agreement, the Mortgages and all other contracts, instruments and other documents pursuant to which Liens are now or hereafter granted to the Agent to secure the Obligations.

COLLECTION ACCOUNT is defined in Section 4.10.

COLLECTIONS means all cash, funds, checks, notes, instruments and any other form of remittance tendered by account debtors in payment of Accounts.

COMMITMENT of a Lender means its Term Commitment and Revolving Credit Commitment, in each case then in effect.

COMPLIANCE DATE means any of the following: (i) the date of any Notice of Borrowing, Notice of Conversion, Notice of Continuance, Letter of Credit Request or Compliance Certificate; (ii) the date of any Borrowing, continuation or conversion of any Borrowing or issuance of any Letter of Credit; and (iii) any other date on which any Borrower certifies or is deemed to certify compliance with this Credit Agreement.

CONCENTRATION ACCOUNT is defined in Section 4.10.

CONSOLIDATED FIXED CHARGES means for any period the sum of (i) Interest Expense for such period, (ii) all expenditures after December 31, 1996 paid in cash by all Credit Parties for Capital Expenditures for such period, (iii) the scheduled principal amounts (including the principal portion of rentals payable under capital leases) of all Indebtedness (but excluding repayments of Revolving Loans which do not permanently reduce the Commitments) of all Credit Parties payable for such period and (iv) dividends of all Credit Parties that are paid in cash for such period.

CONTINGENT OBLIGATION means any direct, indirect, contingent or non-contingent guaranty or obligation for the Indebtedness of another, except endorsements in the ordinary course of business.

COVERED TAXES is defined in Section 4.15.

CREDIT AGREEMENT means this Credit Agreement, as the same may be modified, amended, extended, restated, amended and restated and supplemented from time to time.

CREDIT DOCUMENTS means, collectively, this Credit Agreement, the Term Notes, the Revolving Notes, the Letters of Credit, the Guarantees, each of the Collateral Documents and all other documents, agreements, instruments, opinions and certificates now or hereafter executed and delivered in connection herewith or therewith, as modified, amended, extended, restated or supplemented from time to time.

CREDIT PARTIES means, collectively, Holdings, Judd's, each Borrower, Judd & Detweiler, Mount Jackson and any other parties to the Credit Documents (except the Lenders, the Agent and issuers of opinions).

CROSS GUARANTEE means the Guarantee executed in favor of the Agent pursuant to Section 5.1(a), substantially in the form of Exhibit E.

DEBT RATIO means the ratio determined pursuant to Section 8.5.

DEFAULT means an event, condition or default which with the giving of notice, the passage of time or both would be an Event of Default.

DEFAULTING LENDER is defined in Section 2.9.

DISBURSEMENT ACCOUNT means, with respect to each Borrower, the operating account of such Borrower maintained with the Disbursement Account Bank or, with respect to Port City and Shenandoah, such other bank or other financial institution as may be acceptable to the Agent.

DISBURSEMENT ACCOUNT BANK means Bankers Trust Company.

DOLLARS OR $ means United States dollars.

DOMESTIC LENDING OFFICE means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Annex I hereto, as such annex may be amended from time to time.

EBITDA for a period means the consolidated net income of the Credit Parties (excluding extraordinary items) for the period (a) PLUS all Interest Expense, Tax Expense, depreciation and amortization (including amortization of any goodwill or other intangibles) for the period, (b) LESS gains or PLUS losses attributable to any fixed asset sales in the period and (c) PLUS OR MINUS any other non-cash charges which have been subtracted or added in calculating consolidated net income for the period.

ELIGIBLE ACCOUNTS RECEIVABLE means, with respect to each Borrower, Accounts of such Borrower deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base for such Borrower. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Unless otherwise approved in writing by the Agent, an Account shall not be an Eligible Account Receivable if:

     (a)  it arises out of a sale made by a Borrower to an Affiliate; or

     (b) its payment terms are longer than 30 days from date of invoice, except that up to $5,000,000 of Accounts with payment terms in excess of 30 days but not more than 90 days may be included in Eligible Accounts Receivable to the extent otherwise constituting an Eligible Account Receivable; or

     (c) it is unpaid (i) more than 60 days after the original payment due date or (ii) more than 120 days after date of invoice; or

     (d) it is owed by an account debtor with respect to which fifty percent (50%) or more of the Accounts owed by that account debtor and its Affiliates are ineligible under clause (c) above; or

     (e) when aggregated with all other Accounts of an account debtor due to any Borrower, the Account exceeds: (1) ten percent (10%); or (2) in the case of Accounts with respect to which J.C. Penney Corporation is the account debtor, twenty percent (20%); or (3) in the case of Accounts with respect to which Time Inc. (including its Affiliates) is the account debtor, twenty-five percent (25%); or (4) in the case of Accounts with respect to which The McGraw-Hill Companies (including its Affiliates) is the account debtor, fifteen percent (15%), in each case in face value of all Accounts of the Borrowers then outstanding, to the extent of such excess, unless supported by an irrevocable letter of credit satisfactory to the Agent (as to form, substance and issuer) and which, after the occurrence and during the continuance of an Event of Default, has been assigned to and is directly drawable by the Agent; or

     (f) the account debtor for the Account is a creditor of any Borrower, has or has asserted a right of setoff, has disputed its liability or made any claim with respect to the Account or any other Account which has not been resolved, to the extent of the amount owed by any Borrower to the account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

     (g) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect to the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has filed a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up, or shall authorize or commence any action or proceeding for dissolution, winding-up or liquidation, or if the account debtor has failed, suspended business, declared itself to be insolvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

     (h) it is not payable in Dollars or the account debtor for the Account is located outside the continental United States, unless the Account is supported by an irrevocable letter of credit satisfactory to the Agent (as to form, substance and issuer) and which, after the occurrence and during the continuance of an Event of Default, has been assigned to and is directly drawable by the Agent; or

     (i) other than with respect to sales to the Boy Scouts of America, the sale to the account debtor is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

     (j) the Agent determines by its own credit analysis that collection of the Account is uncertain or the Account may not be paid; or

     (k) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sections 3727 et seq.); or

     (l) other than with respect to sales to the Boy Scouts of America, the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor, the services giving rise to such Account have not been performed and accepted, or the Account otherwise does not represent a final sale or earned amounts, or an invoice with respect to the sale has not been issued to the account debtor within 10 days of the sale; or

     (m) it does not comply with all Requirements of Law, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

     (n) it is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

     (o) it is not subject to a valid and perfected first priority Lien in favor of the Agent or does not otherwise conform to the representations and warranties contained in the Credit Documents.

ELIGIBLE INVENTORY means, with respect to any Borrower, the aggregate amount of Inventory of such Borrower deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base for such Borrower. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Perry's current and historical accounting practices. Unless otherwise approved in writing by the Agent, an item of Inventory shall not be included in Eligible Inventory of any Borrower if:

     (a) it is not owned solely by such Borrower or such Borrower does not have good and marketable title thereto; or

     (b)  it is not located in the United States; or

     (c) it is not located on property owned or leased by such Borrower or in a contract warehouse, subject to a Collateral Access Agreement executed by the mortgagee, lessor or the contract warehouseman, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises or prepaid and in-transit to one or more of such locations from such Borrower's vendor pursuant to purchase documents that vest title in such Borrower upon shipment of the goods at point of shipment; or

     (d) it is not subject to a valid and perfected first priority Lien in favor of the Agent except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges; or

     (e) it consists of goods returned or rejected by such Borrower's customers or goods in transit to third parties (other than to warehouse sites covered by a Collateral Access Agreement); or

     (f) it is not first-quality finished goods or work-in-process or raw materials consisting solely of paper, is obsolete or slow moving, or does not otherwise conform to the representations and warranties contained in the Credit Documents; or

     (g) it is prepaid Inventory in transit otherwise eligible for inclusion in Eligible Inventory which, when aggregated with all other Inventory in transit included in Eligible Inventory, would cause the total value of Inventory in transit included in Eligible Inventory to exceed $1,000,000.

EMPLOYMENT AGREEMENTS is defined in Section 5.1(h).

ENVIRONMENTAL LAWS means all federal, state, local laws, statutes, ordinances, regulations, rules, judgments, orders, notice requirements, decrees, guidelines, policies or Requirements of Law relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface, flora, fauna or subsurface strata), including, without limitation, those relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Material.

ENVIRONMENTAL REPORTS means (i) the Phase I Environmental Site Assessment Reports prepared by Dames & Moore relating to real property at 1300 Sauk Avenue, Baraboo, Wisconsin, 161 North Jackson Street, Waterloo, Wisconsin and 575 West Madison Street, Waterloo, Wisconsin and (ii) the reports of Harding Lawson relating to the Mortgaged Properties.

EQUITY ISSUANCE DOCUMENTS means and includes the documents and agreements (including, without limitation, any certificates of designation) related to the Holdings Equity Issuance.

ERISA means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

ERISA AFFILIATE means any entity required to be aggregated with any Borrower or any of its Subsidiaries under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

EURODOLLAR LENDING OFFICE means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Annex I, as such annex may be amended from time to time (or, if no such office is specified, its Domestic Lending Office), or such other office or Affiliate of such Lender as such Lender may from time to time specify in writing to the Borrowers and the Agent.

EURODOLLAR RATE means, with respect to the Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1%) per annum, if such rate is not such a multiple) of the offered quotation, if any, to first class banks in the Eurodollar market by Bankers Trust Company for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 A.M. New York City time two (2) Business Days prior to the commencement of such Interest Period.

EURODOLLAR RATE LOAN means a Revolving Loan or Term Loan that bears interest as provided in Section 4.2.

EVENT OF DEFAULT is defined in Article 9.

"EXCHANGE NOTE INDENTURE" means an indenture among Holdings, the Senior Subordinated Note Guarantors, and the trustee under the Holdings Senior Subordinated Note Indenture, the terms, conditions and other provisions of which (other than the date thereof) are identical to the Holdings

Senior Subordinated Note Indenture, subject to any changes therein which are approved by the Majority Lenders.

"EXCHANGE NOTES" means notes issued by Holdings pursuant to the Exchange Note Indenture in exchange for the Holdings Senior Subordinated Notes, in an aggregate principal amount not to exceed the aggregate principal amount of the Holdings Senior Subordinated Notes for which such notes are exchanged, and the terms, conditions and other provisions of which notes (other than the date thereof and the transfer restrictions contained therein) are identical to the Holdings Senior Subordinated Notes issued on the Closing Date, subject to any changes therein which are approved by the Majority Lenders.

EXCESS CASH FLOW for any Fiscal Year means EBITDA for that year MINUS (or
PLUS) any increases (or decreases) in Working Capital MINUS the sum of the following items for that year: (i) Interest Expense, (ii) income taxes paid in cash by the Credit Parties, (iii) permitted principal payments on or mandatory redemptions of Indebtedness (other than repayments of Revolving Loans in the ordinary course of business which do not permanently reduce the Commitments), (iv) permitted Capital Expenditures by the Credit Parties paid in cash, and (v) the aggregate amount of cash dividends paid by the Borrowers pursuant to Sections 8.11(a)(iii), (iv) and (v).

EXCLUDED PROPERTY means (a) that portion of each Borrower's governmental licenses or permits that if included in the Collateral, would violate, in any material respect, any mandatory requirements of applicable law prohibiting the creation of a security interest therein, and (b) if subject to Liens pursuant to the Sale\Leaseback Documents, the interest of any Borrower in and to equipment leased pursuant to such Sale\Leaseback Documents, together with related accessions and attachments.

EXCLUDED SUBSIDIARY means a Subsidiary of Holdings that is acquired (or formed to acquire assets) after the Closing Date pursuant to a transaction that constitutes a Permitted Acquisition of Excluded Subsidiary (as defined in the Holdings Guarantee).

EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

EXISTING AGENT is defined in the Recitals.

EXISTING CREDIT AGREEMENT is defined in the Recitals.

EXISTING CREDIT DOCUMENTS is defined in the Recitals.

EXISTING COLLATERAL is defined in the Recitals.

EXISTING LENDERS is defined in the Recitals.

EXISTING LOANS is defined in the Recitals.

EXISTING NOTES is defined in the Recitals.

EXISTING OBLIGATIONS is defined in the Recitals.

EXISTING REVOLVING LOANS is defined in the Recitals.

EXISTING REVOLVING NOTES is defined in the Recitals.

EXISTING TERM LOANS is defined in the Recitals.

EXISTING TERM NOTES is defined in the Recitals.

EXPENSES means all reasonable costs and expenses of the Agent (exclusive of general overhead including compensation of its employees other than reimbursement of collateral examination expenses) incurred in connection with the Credit Documents and the transactions contemplated therein, including, without limitation, (i) the reasonable costs of conducting record searches, examining collateral, opening bank accounts and lockboxes, depositing checks, receiving and transferring funds (including charges for checks for which there are insufficient funds), and other out-of-pocket costs of administration and enforcement of the rights of the Lenders under the Credit Documents, (ii) the reasonable fees and expenses of legal counsel and paralegals (including the allocated cost of internal counsel and paralegals), accountants, appraisers and other consultants, experts or advisors retained by the Agent, (iii) reasonable fees and expenses (exclusive of the processing and recordation fee) incurred in connection with the assignments of or sales of participations in the Loans, (iv) the actual cost of title insurance premiums, real estate survey costs, fees and taxes in connection with the filing of financing statements, and (v) the reasonable costs of preparing and recording Collateral Documents, releases of Collateral, and waivers, amendments, and terminations of any of the Credit Documents.

EXPIRATION DATE means December 15, 2002.

FEDERAL FUNDS RATE means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

FEE LETTER means the letter dated October 16, 1997 between the Borrowers and BT Commercial Corporation providing for the payment of certain fees in connection with this Credit Agreement.

FEES means, collectively, the Unused Line Fee, the Letter of Credit Fees, the Issuing Bank Fees and the other fees provided in the Fee Letter.

FINANCIAL STATEMENTS means the consolidated and consolidating balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder's equity of Holdings and the other Credit Parties for the period specified (including any footnotes thereto), prepared in accordance with GAAP and consistently with prior practices, except to the extent of changes required by GAAP occurring after the Closing Date, and except, in the case of unaudited financial statements, for the lack of footnotes and that they are subject to normal audit adjustments.

FISCAL PERIOD means any of the monthly periods used by the Borrowers in the financial reports prepared for use by their respective Boards of Directors and senior management.

FISCAL QUARTER means any of the four periods consisting of three consecutive Fiscal Periods which make up a Fiscal Year.

FISCAL YEAR means the fiscal year of the Borrowers ending on December 31 of each calendar year.

FOREIGN LENDER means any Lender organized under the laws of a jurisdiction outside of the United States.

FUNDED DEBT means any obligation payable more than one year from the date of determination thereof, which under GAAP is shown on the balance sheet as a liability, including Revolving Loans and obligations under capital leases, but excluding items customarily reflected below current liabilities, such as deferred federal taxes on income and other reserves.

FUNDING BANK is defined in Section 4.14.

GAAP means generally accepted accounting principles in the United States as in effect from time to time.

GOVERNING DOCUMENTS means the certificates or articles of incorporation, by-laws and other organizational or governing documents of any Person.

GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

GUARANTEES means the Holdings Guarantee, the Cross Guarantee and the Judd's Guarantee.

HAZARDOUS MATERIALS means (i) any chemical, material or substance (whether solid, liquid or gas) at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form;
(vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) radon.

HIGHEST LAWFUL RATE means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of California (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under California (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

HOLDINGS means Perry-Judd's Incorporated (formerly known as PPC Holdings, Inc.), a Delaware corporation.

HOLDINGS EQUITY ISSUANCE means the issuance by Holdings of common stock in connection with the Judd's Merger.

HOLDINGS GUARANTEE means the Amended and Restated Guarantee executed by Holdings in favor of the Agent pursuant to Section 5.1(a), substantially in the form of Exhibit D.

HOLDINGS SENIOR SUBORDINATED NOTES means Holdings' 10 5/8% Senior
Subordinated Notes due 2007 issued on or prior to the Closing Date in the aggregate principal amount of $115,000,000 and any

Exchange Notes issued in exchange therefor pursuant to the Exchange Note Indenture, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

HOLDINGS SENIOR SUBORDINATED NOTE DOCUMENTS means the Holdings Senior Subordinated Note Indenture, the Holdings Senior Subordinated Notes, the Subsidiary Subordinated Note Guaranties and the Senior Subordinated Note Registration Rights Agreement.

HOLDINGS SENIOR SUBORDINATED NOTE INDENTURE means (i) the Indenture dated as of December 16, 1997 among Holdings, the Senior Subordinated Note Guarantors and U.S. Trust Company of California, N.A., as Trustee, pursuant to which the Holdings Senior Subordinated Notes were issued, and (ii) if any Exchange Notes are issued, the Exchange Note Indenture, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

HOLDINGS SERIES A PREFERRED STOCK means Series A Preferred Stock of Holdings, par value $.001 per share, the dividends with respect to which are payable solely in additional shares of such Series A Preferred Stock.

INDEBTEDNESS of a Person means (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in connection with the purchase of goods or services in the ordinary course of business and payable in accordance with customary practices, provided all or any portion of the liabilities are not (i) due more than twelve months after the incurrence thereof or (ii) evidenced by a note, bond, debenture or similar instrument), whether on open account or evidenced by a note, bond, debenture or similar instrument, (b) obligations under capital leases, (c) reimbursement obligations for letters of credit, banker's acceptances or other credit accommodations, (d) liabilities, as determined by the Agent, under any Interest Rate Agreement, (e) Contingent Obligations and (f) obligations secured by any Lien on that Person's property, even if that Person has not assumed such obligations, except such obligations that are secured by involuntary Liens.

INSOLVENCY EVENT means, with respect to any Person, the occurrence of any of the following: (a) such Person shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (b) such Person shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (c) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (d) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law, or (e) such Person, or a substantial portion of its property, assets or business shall become the subject of an involuntary proceeding or petition for its dissolution, reorganization, or the appointment of a receiver, trustee, custodian or liquidator or shall become subject to any writ, judgment, warrant of attachment, execution or similar process involving $500,000, or more, and any such proceeding, petition, writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 45 days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding.

INTEREST EXPENSE means the consolidated expense of the Credit Parties for interest on Indebtedness, including, without limitation, amortization of original issue discount, incurrence fees (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any capital lease obligation.

INTEREST PERIOD means for any Eurodollar Rate Loan the period commencing on the date of such Borrowing and ending on the last day of the period selected by the Borrower thereof pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or, subject to availability by all Lenders, six months, in each case as the applicable Borrower may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select; PROVIDED, HOWEVER, that no Borrower may select any Interest Period that ends after the Expiration Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

INTEREST RATE AGREEMENT means any interest rate protection or hedge agreement, including, without limitation, interest rate future, option, swap, and cap agreements.

INTERNAL REVENUE CODE means the Internal Revenue Code of 1986, amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

INTERNAL REVENUE SERVICE or IRS means the United States Internal Revenue Service and any successor agency.

INVENTORY is defined in the Security Agreement (SEE Exhibit B).

INVESTMENT means all expenditures made and all liabilities incurred (including Contingent Obligations) for or in connection with the acquisition of stock, other equity interests or Indebtedness of a Person, loans, advances, or capital contributions of cash, assets or other property to a Person, or acquisition of substantially all the assets of a Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) a guaranty shall be valued at not less than the principal amount guaranteed and outstanding; (ii) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (iii) earnings, whether as dividends, interest or otherwise, shall NOT be deducted; and (iv) decreases in the market value shall NOT be deducted and increases in the market value shall NOT be included.

ISSUING BANK means Bankers Trust Company or any Lender, Affiliate of any Lender or, if none of the foregoing are capable of issuing Letters of Credit, such other financial institution acceptable to the Agent and the Borrowers which may at any time issue or be requested to issue a Letter of Credit for the account of any Borrower (or for the joint account of any Borrower and the Agent or any Lender) under this Credit Agreement. If there is more than one Issuing Bank, all references to "the Issuing Bank" shall be deemed to refer to each Issuing Bank or to all Issuing Banks, as the context requires.

ISSUING BANK FEES is defined in Section 4.4.

JUDD & DETWEILER means Judd & Detweiler, Inc., a District of Columbia corporation.

JUDD'S means Judd's, Incorporated, a Maryland corporation.

JUDD'S CERTIFICATE OF MERGER means the Certificate of Merger, in substantially the form of Exhibit T, to be filed with the Secretary of State of the State of Maryland.

JUDD'S GUARANTEE means the Guarantee executed by Judd's in favor of the Agent pursuant to Section 5.1(a), substantially in the form of Exhibit F.

JUDD'S MERGER means the merger of Naomi with and into Judd's pursuant to the Judd's Merger Agreement and the Judd's Certificate of Merger, with Judd's being the surviving corporation.

JUDD'S MERGER AGREEMENT means the Plan and Agreement of Merger dated as of October 17, 1997 by and among Holdings, Naomi and Judd's.

LETTER OF CREDIT FEES is defined in Section 4.4.

LETTER OF CREDIT OBLIGATIONS means the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding, PLUS (ii) the aggregate amount of all drawings under Letters of Credit for which the applicable Borrower has not reimbursed the Issuing Bank, PLUS (iii) without duplication of amounts included in clause (ii), the aggregate amount of all payments made by the Lenders to the Issuing Bank for participations in Letters of Credit for which the applicable Borrower has not reimbursed the Lenders.

LETTER OF CREDIT REQUEST is defined in Section 3.3.

LETTERS OF CREDIT means all letters of credit issued for the account of any Borrower under Article 3 and all amendments, renewals, extensions or replacements thereof.

LIEN means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title, or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

LOAN or LOANS means one or more of the Revolving Loans or Term Loans or any combination thereof.

LOAN ACCOUNT is defined in Section 4.8.

LOCKBOXES, LOCKBOX AGREEMENTS, and LOCKBOX BANK are defined in Section 4.10.

MAJORITY LENDERS means those Lenders owed or holding in the aggregate more than fifty percent (50%) of the total Commitments or if the Commitments are terminated, more than fifty percent (50%) of the Loans and Letter of Credit Obligations then outstanding.

MANAGEMENT AGREEMENT means the Management Agreement dated as of April 28, 1995 between PPC Acquisitions, Inc. and Novamil Corporation, as amended from time to time to the extent permitted hereunder.

MATERIAL ADVERSE EFFECT means (i) a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Borrower and its Subsidiaries, taken as a whole, (ii) a material impairment of any Credit Party's ability to perform its obligations under the Credit Documents to which it is a party or of the Agent or the Lenders to enforce the Obligations or realize upon the Collateral, or (iii) a material adverse effect on the value of the Collateral or the amount which the Agent or the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.

MATERIAL CONTRACT means any contract or other arrangement to which any Credit Party is a party (other than the Credit Documents) the breach, nonperformance, cancellation of which, or failure to renew would or reasonably could be expected to have a Material Adverse Effect, and shall include, without limitation, the Related Documents and the Sale\Leaseback Documents.

MILHOUS PARTY means Robert E. Milhous, Paul B. Milhous, the Robert E. Milhous Trust and the Paul B. Milhous Trust or any of them.

MORTGAGED PROPERTIES means (i) the Real Property comprising the premises commonly known as: (a) 1500-1520 Eckington Place, Northeast Washington, D.C., 20002-2164; (b) 1 Shenandoah Valley Drive, Strasbourg, VA 22657; (c) Greenwood Road, Baltimore, MD; and (d) Route 730, Shenandoah, VA; and (ii) any other Real Property now or hereafter subject to a Mortgage.

MORTGAGES means the mortgages and/or deeds of trust executed pursuant to
Section 5.1(a), substantially in the form of Exhibit P, and any other mortgage, leasehold mortgage, deed of trust or leasehold deed of trust securing the obligations hereunder, in each case as amended, supplemented or otherwise modified from time to time.

MOUNT JACKSON means Mount Jackson Press, Inc., a Virginia corporation.

MULTIEMPLOYER PLAN means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which any Borrower, any of its Subsidiaries or any ERISA Affiliate has contributed within the past six years or with respect to which any Borrower or any of its Subsidiaries may incur any liability.

NAOMI means Naomi Acquisition Corp., a Maryland corporation.

NON-COMPETITION AGREEMENT means the Non-Competition Agreement dated August 5, 1993 by and among Robert E. Milhous, Paul B. Milhous and TCA Holdings Corp.

NORTHSTAR means Northstar Print Group, Inc., a Wisconsin corporation.

NOTE CONVERSION means the conversion of that certain promissory note (including accrued and unpaid interest) of Holdings dated May 2, 1995 and issued in favor of Ropamil Limited Partnership in the original principal amount of $6,500,000 into 95,000 shares of Holdings Series A Preferred Stock.

NOTE CONVERSION DOCUMENTS means the Exchange Agreement dated as of December 16, 1997 between Holdings and Ropamil Limited Partnership.

NOTES means one or more of the Revolving Notes or Term Notes or any combination thereof.

NOTICE OF BORROWING is defined in Section 2.3.

NOTICE OF CONTINUATION is defined in Section 4.13(a).

NOTICE OF CONVERSION is defined in Section 4.13(b).

OBLIGATIONS means the unpaid principal and interest hereunder (including interest accruing on or after the occurrence of an Insolvency Event, whether or not an allowed claim), reimbursement obligations under Letters of Credit, Fees, Expenses and all other obligations and liabilities of any Credit Party to the Agent, the Issuing Bank or to the Lenders under this Credit Agreement, the Revolving Notes, the Term Notes or any other Credit Document.

OLD PERRY means Perry Printing Corporation, a Wisconsin corporation.

OTHER TAXES is defined in Section 4.15(b).

PAUL B. MILHOUS TRUST means the Amendment and Restatement in total of the Paul Ballard Milhous Trust dated September 24, 1982, as amended.

PERMITTED DISCRETION means the Agent's good faith judgment based upon any factor that is reasonable from the perspective of a secured lender and which it believes in good faith: (i) will or reasonably could be expected to adversely affect the value of the Collateral, the enforceability or priority of the Agent's Liens thereon or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to the Agent by any Person on behalf of any Borrower is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any Borrower or any of the Borrowers' Subsidiaries or any of the Collateral, or (iv) creates or reasonably could be expected to create a Default or Event of Default. In exercising such judgment, the Agent may consider such factors already included in or tested by the definition of Eligible Accounts Receivable or Eligible Inventory, as well as any of the following: (i) the financial and business climate of the Borrowers' industry and general macroeconomic conditions, (ii) changes in collection history and dilution with respect to the Accounts, (iii) changes in demand for, and pricing of, Inventory, (iv) changes in any concentration of risk with respect to Accounts or Inventory, and (v) any other factors that adversely change the credit risk of lending to any Borrower on the security of the Accounts or the Inventory. The burden of establishing lack of good faith shall be on the Borrowers.

PERMITTED HOLDER means any Milhous Party, and any individual who is an executive officer of any Borrower on the Closing Date or any Person controlled by a Permitted Holder.

PERMITTED MORTGAGE ENCUMBRANCE shall mean, with respect to any property constituting a Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Agent.

PERRY ACQUISITION means the acquisition by Perry and its Subsidiaries of substantially all the assets of Old Perry and certain real property and related assets owned by Northstar and used by Old Perry in its business.

PERSON means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and its successors, heirs and assigns. PLAN means any employee benefit plan, program or arrangement maintained or contributed to by any Borrower or any of its Subsidiaries, or with respect to which any of them may incur liability.

PLEDGE AGREEMENT means the Amended and Restated Pledge Agreement executed in favor of the Agent pursuant to Section 5.1(a), substantially in the form of Exhibit C.

PRIME LENDING RATE means the rate which Bankers Trust Company announces as its prime lending rate from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company and each of the Lenders may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

PRIME RATE LOAN means a Revolving Loan or Term Loan that bears interest as provided in Section 4.1.

PROPORTIONATE SHARE of a Lender means a fraction, expressed as a decimal, obtained by dividing its Commitment by the total Commitments of all the Lenders or, if the Commitments are terminated, by dividing its then outstanding Loans and/or Letter of Credit participations by the aggregate Loans and/or Letter of Credit Obligations then outstanding.

PURCHASE MONEY LIENS is defined in Section 8.7.

REAL PROPERTY means all real property owned or leased by any Borrower or any of their Subsidiaries, together with all fixtures, improvements and other structures thereon.

REAL PROPERTY LEASES is defined in Section 5.1(h).

REAL PROPERTY SALE\LEASEBACK DOCUMENTS is defined in Section 5.1(g).

REDUCED RATE is defined in Section 4.15(e).

REGISTER is defined in Section 11.8.

RELATED DOCUMENTS means the Judd's Merger Agreement, the Holdings Senior Subordinated Note Documents, the Note Conversion Documents and the Real Property Sale\Leaseback Documents.

REPORTABLE EVENT means any of the events described in Section 4043(b) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of thirty (30) days notice to the Pension Benefit Guaranty Corporation is waived under applicable regulations. REQUIREMENT OF LAW means
(a) the Governing Documents of a Person, (b) any applicable law, treaty, rule or regulation or determination of an arbitrator, court or other Governmental Authority, or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

RETIREE HEALTH PLAN means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

REVOLVING CREDIT COMMITMENT of a Lender means its commitment to make Revolving Loans and to participate in Letters of Credit, up to the amount set forth opposite its name on Annex I, as such annex may be amended from time to time, under the heading "Revolving Credit Commitment," as such amount may be reduced from time to time.

REVOLVING LOANS means (i) each Existing Revolving Loan converted to a Revolving Loan pursuant to Section 2.2 and (ii) each loan by a Lender to a Borrower pursuant to Section 2.2.

REVOLVING NOTE means a promissory note of a Borrower payable to the order of any Lender, substantially in the form of Exhibit A-1, as amended, supplemented or otherwise modified from time to time.

ROBERT E. MILHOUS TRUST means the Third Amendment and Restatement in total of the Robert E. Milhous Trust dated March 11, 1988, as amended.

SALE\LEASEBACK DOCUMENTS means the Real Property Sale\Leaseback Documents and the documents and agreements relating to any other sale\leaseback of real or personal property to which any Credit Party is a party.

SCHEDULED TERM LOAN INSTALLMENT is defined in Section 2.1.

SECURITY AGREEMENT means the Amended and Restated Security Agreement executed in favor of the Agent pursuant to Section 5.1(a), substantially in the form of Exhibit B.

SENIOR SUBORDINATED NOTE GUARANTORS means Perry, Judd's, Shenandoah Valley, Port City, Judd & Detweiler and Mount Jackson.

SENIOR SUBORDINATED NOTE REGISTRATION RIGHTS AGREEMENT means the Registration Rights Agreement as defined in the Holdings Senior Subordinated Note Indenture.

SERIES A PREFERRED STOCK means the Series A Preferred Stock of Perry, par value $0.001 per share.

SERIES B PREFERRED STOCK means the Series B Preferred Stock of Perry, par value $0.001 per share.

SERIES C PREFERRED STOCK means the Series C Preferred Stock of Perry, par value $0.001 per share.

SERIES D PREFERRED STOCK means the Series D Preferred Stock of Perry, par value $0.001 per share.

SETTLEMENT DATE is defined in Section 2.7.

SHAREHOLDER AGREEMENTS is defined in Section 5.1(h).

SUBSIDIARY of a Person means a corporation, partnership or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation, partnership or other entity.

SUBSIDIARY SUBORDINATED NOTE GUARANTY means a guaranty on substantially the terms as set forth in Articles Eleven and Twelve of the Holdings Senior Subordinated Note Indenture.

SYNDICATION DATE means the earlier of (x) the date which is ninety (90) days after the Closing Date and (y) the date on which the Agent notifies the Borrowers that the primary syndication of the Commitments and Loans has been completed, as determined by the Agent in its sole discretion, which notice shall be promptly given.

TAX EXPENSE means, for any period, charges for taxes accrued during such period by the Credit Parties on a consolidated basis, determined in conformity with GAAP.

TAX SHARING AGREEMENT is defined in Section 5.1(h).

TAX TRANSFEREE is defined in Section 4.15(a).

TAXES is defined in Section 4.15(a).

TERM COMMITMENT is defined in Section 2.1.

TERM LOAN REPAYMENT DATE means each of the 60 dates on which an installment of the Term Loans is scheduled to be made, the first of which is to occur on January 30, 1998 and each subsequent one of which is to occur on the last Business Day of each calendar month thereafter; PROVIDED that the last one shall occur on the Expiration Date.

TERM LOANS means (i) each Existing Term Loan converted to a Term Loan pursuant to Section 2.1 and (ii) each loan by a Lender to a Borrower pursuant to Section 2.1.

TERM NOTE means a promissory note of a Borrower payable to the order of any Lender, substantially in the form of Exhibit A-2.

TERMINATION EVENT means (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower, any of the Borrowers' Subsidiaries or any ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA); (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA); (iv) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or

(vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower, any of the Borrowers' Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

TEST PERIOD means for any determination made under Section 8.2, 8.3 or 8.5 the four consecutive Fiscal Quarters of the Borrowers then last ended; PROVIDED, HOWEVER, that for the first Fiscal Year following the Closing Date, the Test Period shall be (i) for the last day of the first Fiscal Quarter following the Closing Date, the Fiscal Quarter of the Borrowers then ended,
(ii) for the last day of the second Fiscal Quarter following the Closing Date, the two consecutive Fiscal Quarters of the Borrowers then ended, and
(iii) for the last day of the third Fiscal Quarter following the Closing Date, the three consecutive Fiscal Quarters of the Borrowers then ended.

TYPE means, in reference to a Revolving Loan or Term Loan, that it is a Eurodollar Rate Loan or a Prime Rate Loan.

UNUSED LINE FEE is defined in Section 4.3.

WORKING CAPITAL means, with respect to Credit Parties on a consolidated basis, consolidated current assets MINUS consolidated current liabilities (which for purposes of this definition shall exclude all Funded Debt of the Credit Parties).

     1.2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise defined or specified herein, all accounting terms used in this Credit Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to the Agent on or before the Closing Date. All accounting determinations for purposes of determining compliance with Sections 8.1 through 8.6 shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Agent on or before the Closing Date. If any changes in accounting principles from those used in the preparation of the Financial Statements referred to in this Credit Agreement are hereafter occasioned by the promulgation of rules, regulations, pronouncements, or opinions of, or required by, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there shall occur any change in the Borrower's or any of its Subsidiaries' fiscal periods permitted hereunder and, as a result of any such changes, there shall result a change in the method of calculating any of the financial covenants, negative covenants, standards, or other terms or conditions found in this Agreement, then the parties hereto agree to enter into negotiations in order to amend such provisions and the definition of "GAAP" set forth in SECTION 1.1 so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the Borrowers and their Subsidiaries shall be the same after such changes as if such changes had not been made.

     1.3. OTHER TERMS; HEADINGS. Terms used herein that are defined in the Uniform Commercial Code in effect in the State of California (the "Code") shall have the meanings given in the Code. Each of the words "hereof," "herein," and "hereunder" refer to this Credit Agreement as a whole. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with Section 11.11. References to Articles, Sections, Annexes, Schedules, and Exhibits are internal references to this Credit Agreement, and to its attachments, unless otherwise specified. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Credit Agreement. References herein to "Holdings and its Subsidiaries" shall exclude any Excluded Subsidiary.

                               ARTICLE 2.  LOANS

     2.1.  TERM LOAN FACILITY

     (a) AMOUNTS OF TERM LOANS. (i) Subject to the terms and conditions set forth in this Credit Agreement, (A) each Lender severally agrees to make
(1) to Perry on the Closing Date (but not thereafter) a term loan in an amount not to exceed such Lender's Proportionate Share of $20,000,000 (less, in the case of each Existing Lender, the aggregate principal amount of Existing Term Loans of such Lender converted to Term Loans pursuant to clause
(B) below), (2) to Shenandoah on the Closing Date (but not thereafter) a term loan in an amount not to exceed such Lender's Proportionate Share of $8,000,000, and (3) to Port City on the Closing Date (but not thereafter) a term loan in an amount not to exceed such Lender's Proportionate Share of $2,000,000, and (B) each Existing Lender agrees that all Existing Term Loans of such Existing Lender (up to an amount not to exceed such Existing Lender's Proportionate Share of $20,000,000, with the principal amount of any excess being referred to herein as "Excess Existing Term Loans") shall be converted for all purposes hereof and of the other Credit Documents to a Term Loan made to Perry hereunder on the Closing Date (each Lender's obligation to make Term Loans (and, if applicable, to convert Existing Term Loans) in such amounts being referred to herein as its "Term Commitment," which obligation (and Term Commitment) shall be zero after the making of the Term Loans on the Closing
Date). The Term Loans made (or converted) on the Closing Date shall be made as Prime Rate Loans.

          (ii) All Term Loans shall be made by the Lenders simultaneously and proportionately to their respective Proportionate Shares, it being understood that the Lenders' respective Term Commitments are several and not joint and that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan hereunder nor shall the Term Commitment of any Lender be increased or decreased as a result of the failure by any other Lender to perform its obligation to make any Term Loan hereunder.

          (iii) The Term Loans, when repaid or prepaid, whether by voluntary or mandatory prepayment, in accordance with the terms hereof, may not be reborrowed.

     (b) TERM NOTES AND SCHEDULED TERM LOAN INSTALLMENTS. (i) Each Borrower shall execute and deliver to each Lender on the Closing Date a Term Note, in the principal amount of that Lender's Term Loan to such Borrower.

          (ii) Each Borrower shall repay the principal amount of the Term Loans made to such Borrower on the Closing Date in installments (each a "Scheduled Term Loan Installment" and collectively, the "Scheduled Term Loan Installments") on each Term Loan Repayment Date in an installment amount set forth below for such Borrower with respect to such Term Loan Repayment Date:

Term Loan                           Perry               Shenandoah           Port City
Repayment Dates                Installment Amount   Installment Amount   Installment Amount
---------------                ------------------   ------------------   ------------------
First to Twelfth..............   $ 111,111.11          $  44,444.44         $  11,111.11
Thirteenth to Twenty-Fourth...   $ 222,222.22          $  88,888.89         $  22,222.22
Twenty-Fifth to Sixtieth......   $ 333,333.33          $ 133,333.33         $  33,333.33

The Terms Loans shall be repaid in full on the Expiration Date and, notwithstanding the foregoing, the Scheduled Term Loan Installments due on the Expiration Date shall be in the amount necessary to repay the Term Loans in full.

     2.2.  REVOLVING CREDIT COMMITMENTS

     (a) Subject to the terms and conditions set forth in this Credit Agreement, on and after the Closing Date and to and excluding the Expiration Date, (A) each Lender severally agrees to make loans to the Borrowers in an aggregate principal amount outstanding not to exceed at any time such Lender's Proportionate Share of THE LESSER OF (x) the total Revolving Credit Commitments (which shall not exceed $45,000,000) and (y) the sum of the Borrowing Bases of the Borrowers, minus, in each case, the then outstanding Letter of Credit Obligations (PROVIDED that the aggregate amount of Revolving Loans outstanding to any Borrower at any time shall not exceed the Borrowing Base for such Borrower at such time, MINUS, the then outstanding Letter of Credit Obligations of such Borrower), and (B) each Existing Lender and the Borrowers agree that the sum of all Existing Revolving Loans of such Lender PLUS the aggregate principal amount, if any, of all Excess Existing Term Loans of such Lender shall be converted for all purposes hereof and of the other Credit Documents to a Revolving Loan made by such Lender to Perry hereunder on the Closing Date (all Loans so converted under this Section 2.2(a) being referred to in this Section 2.2(a) as "Converted Revolving Loans"). In addition to the foregoing, each Lender and the Borrowers agree that on the Closing Date each Lender that is not an Existing Lender (a "New Lender") shall pay to the Agent for the account of the Existing Lenders an amount equal to such New Lender's Proportionate Share of such Converted Revolving Loans (and such amounts shall be Revolving Loans made by such New Lender to Perry on the Closing Date) and the Agent shall distribute such amounts to the Existing Lenders as payments in respect of Converted Revolving Loans, or permit Existing Lenders to deduct such amounts from Revolving Loans to be made to Perry on the Closing Date, in each case so that after giving effect to all such distributions and deductions each Lender hereunder has made Revolving Loans to Perry in an amount equal to such Lender's Proportionate Share of the aggregate principal amount of all Revolving Loans outstanding to Perry hereunder. The Revolving Loans made (or converted) on the Closing Date shall be made as Prime Rate Loans.

     (b) The Agent may, but shall not be obligated to, rely on each Borrowing Base Certificate and any other schedules or reports in determining the eligibility of Accounts and Inventory. The Agent, in the exercise of its Permitted Discretion, may (i) establish and increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory, (ii) reduce the advance rates provided for in the definition of "Borrowing Base," or restore such advance rates to any level equal to or below the advance rates in effect as of the date of this Credit Agreement, and (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of "Eligible Accounts Receivable" and "Eligible Inventory."

     2.3. BORROWING OF REVOLVING LOANS. It is contemplated that Revolving Loans will be made available to each Borrower directly by the Lenders ("Lender Advances") and, in the circumstances described in Section 2.3(b), from the Agent acting on behalf of the Lenders ("Agent Advances").

     (a) LENDER ADVANCES OF REVOLVING LOANS. Subject to the determination by the Agent and the Lenders that the conditions for borrowing contained in
Section 5.2 are satisfied, upon notice, in accordance with Section 2.5, from any Borrower to the Agent ("Notice of Borrowing") received by the Agent before 1:00 P.M. New York City time on a Business Day, Lender Advances of Revolving Loans shall be made to the extent of each Lender's Proportionate Share of the requested Borrowing. The Notice of Borrowing shall specify whether the requested Borrowing is of Prime Rate Loans or Eurodollar Rate Loans.

     (b)  AGENT ADVANCES OF REVOLVING LOANS.   In addition to the provisions
of clause (a) above, the Agent is authorized by the Lenders, but is not obligated, to make Agent Advances (i) upon a Notice of Borrowing received by the Agent before 2:00 P.M. New York City time on a Business Day, or (ii) upon advice received by the Agent on a Business Day from the Disbursement Account Bank of the face amount of checks drawn on the Disbursement Account of a Borrower, which have been or will be presented for payment on that day, MINUS the amount of funds then available in the Disbursement Account of such Borrower. All Agent Advances shall be Prime Rate Loans. Except during the period provided in Section 2.3(b)(y), Agent Advances to or for the account of any Borrower will not at any time exceed the amount available for borrowing by such Borrower under Section 2.2(a). Agent Advances will be subject to periodic settlement with the Lenders under Section 2.7. Agent Advances may be made only in the following circumstances:

        (x) For administrative convenience, the Agent may, but is not obligated to, make Agent Advances in reliance upon a Borrower's actual or deemed representations under Section 5.2 that the conditions for borrowing are satisfied.

        (y) If the conditions for borrowing under Section 5.2 cannot be fulfilled, a Borrower shall in its Notice of Borrowing or otherwise give immediate notice thereof to the Agent, with a copy to each of the Lenders, and the Agent may, but is not obligated to, continue to make Agent Advances for twenty (20) Business Days from the date the Agent first receives such notice, or until sooner instructed by the Majority Lenders to cease. Once notice is given with respect to an event causing the conditions not to be fulfilled, no additional notice with respect to that event will be effective to commence a new period under this Section 2.3(b)(y). All Agent Advances made pursuant to this clause (y) shall be due and payable within one Business Day of demand.

     2.4.  DISBURSEMENT OF REVOLVING LOANS.    The proceeds of Revolving
Loans shall be transmitted by the Agent (x) upon advice received by the Agent from the Disbursement Account Bank, as described in Section 2.3(b), directly to the Disbursement Account indicated in such advice, (y) in the circumstances described in Section 3.5, directly to the Issuing Bank and (z) in all other circumstances, as requested by the applicable Borrower in its Notice of Borrowing.

     2.5.  NOTICES OF BORROWING.     Notices of Borrowing may be given under
this Section by telephone or facsimile transmission, and, if by telephone, promptly confirmed in writing substantially in the form of Exhibit J. Each Borrower shall specify in each Notice of Borrowing given by it whether the conditions for the requested borrowing are satisfied. A Borrower may request one or more borrowings of Prime Rate Loans by a Notice of Borrowing given not later than 1:00 P.M. New York City time on the same Business Day as the proposed Borrowing. Notice of Borrowing for Eurodollar Rate Loans shall be given not later than 1:00 P.M. New York City time on the third Business Day prior to the proposed Borrowing. Each Notice of Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type and, if such Borrowing is to consist of Eurodollar Rate Loans, shall be in an aggregate amount for all Lenders of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof. The right of any Borrower to choose Eurodollar Rate Loans is subject to the provisions of Section 4.13. Once given, a Notice of Borrowing that requests a Lender Advance is irrevocable by and binding on the Borrower giving such Notice of Borrowing. Each Borrower shall provide, from time to time, to the Agent a list, with specimen signatures, of officers of such Borrower authorized to request Revolving Loans and the Agent is entitled to rely upon such list until it is replaced by such Borrower.

     2.6.  SAME DAY SETTLEMENT OF LENDER ADVANCES.       The Agent shall give
each Lender prompt notice by telephone or facsimile transmission of a Notice of Borrowing that requests Lender Advances of Revolving Loans. No later than
3:00 P.M. New York City time on the date of the proposed

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

Borrowing, each Lender shall make available to the Agent at the Agent's address its Proportionate Share of such Borrowing in immediately available funds. Unless the Agent receives contrary written notice prior to the date of any such Borrowing of Revolving Loans, it is entitled to assume that each Lender will make available its Proportionate Share of the Borrowing and in reliance upon that assumption, but without any obligation to do so, may advance such Proportionate Share on behalf of the Lender.

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

     2.7.  PERIODIC SETTLEMENT OF AGENT ADVANCES AND REPAYMENTS

     (a) THE SETTLEMENT DATE. The amount of each Lender's Proportionate Share of Loans shall be computed weekly (or more frequently in the Agent's discretion) and shall be adjusted upward or downward based on all Loans (including Agent Advances) and repayments received by the Agent as of 5:00 P.M. New York City time on the last Business Day of the period specified by the Agent (such date, the "Settlement Date").

     (b) SUMMARY STATEMENTS; SETTLEMENTS OF PRINCIPAL. The Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Loans (including Agent Advances) for the period and the amount of repayments received for the period. As reflected on the summary statement: (i) the Agent shall transfer to each Lender its Proportionate Share of repayments; and (ii) each Lender shall transfer to the Agent, or the Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Loans made by each Lender shall be equal to such Lender's Proportionate Share of the aggregate amount of Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Agent by the Lenders and is received prior to 12:00 Noon New York City time on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 P.M. New York City time that day; and, if received after 12:00 Noon New York City time, then no later than 3:00 P.M. New York City time on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent.

     (c) DISTRIBUTION OF INTEREST AND UNUSED LINE FEES. Interest on the Loans (including Agent Advances) together with the amount of the Unused Line Fee, shall be allocated by the Agent to each Lender in accordance with the Proportionate Share of Loans actually advanced by and repaid to each Lender, and shall accrue from and including the date such Loans are so advanced and to but excluding the date such Loans are either repaid by the applicable Borrower or actually settled under this Section. Promptly after the end of each month, the Agent shall distribute to each Lender its Proportionate Share of the interest and Unused Line Fee accrued during and paid with respect to that month. The Agent shall distribute interest on Eurodollar Rate Loans promptly after it is received.

     2.8.  SHARING OF PAYMENTS.      If any Lender obtains any payment in
excess of its Proportionate Share of payments on account of the Loans or Letter of Credit Obligations, it will immediately purchase from the other Lenders portions of their Loans and Letter of Credit participations sufficient to cause that Lender to share the excess payment ratably with all the other Lenders.

     2.9.  DEFAULTING LENDERS

     (a) A Lender who fails to pay the Agent its Proportionate Share of any Revolving Loans (including Agent Advances) made available by the Agent on such Lender's behalf, or who fails to pay any other amount owing by it to the Agent, is a "Defaulting Lender." The Agent may recover all such amounts owing by a Defaulting Lender on demand. If the Defaulting Lender does not pay such amounts on the Agent's demand, the Agent shall promptly notify the Borrower for whose account such Revolving Loans were made and such Borrower shall pay such amounts within five Business Days. In addition, the Defaulting Lender or such Borrower, as the case may be, shall pay the Agent interest on such amount for each day from the date it was made available by the Agent to such Borrower to the date it is recovered by the Agent at a rate PER ANNUM equal to (x) the Federal Funds Rate, if paid by the Defaulting Lender, or (y) the then applicable rate of interest calculated under Section 4.1, if paid by such Borrower; PLUS, in each case, the Expenses and losses, if any, incurred as a result of the Defaulting Lender's failure to perform its obligations. Any payment by a Borrower to repay an advance made by the Agent on behalf of a Defaulting Lender shall, as between such Borrower and the Agent, serve to repay the applicable advance to the extent of the amount paid, but as between such Borrower and the Defaulting Lender shall not serve to relieve the Defaulting Lender of the consequences of such breach.

     (b) The failure of any Lender to fund its Proportionate Share of any Revolving Loan (including Agent Advances) shall not relieve any other Lender of its obligation to fund its Proportionate Share of such Revolving Loan. Conversely, no Lender shall be responsible for the failure of another Lender to fund its Proportionate Share of a Revolving Loan.

     (c) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by a Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent and no Event of Default or Default shall result from, and no Borrower shall be considered not to be in compliance with this Agreement, the Notes, the Loan Documents, or any other document as a result of, the non-payment of such amounts. The Agent may hold and, in its discretion, re-lend to the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to the Credit Documents and determining Proportionate Shares (and only for such purposes), such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment (and, if applicable, such Lender's outstanding Loans and Letter of Credit participations) shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations under this Credit Agreement shall have been declared or shall have become immediately due and payable or (y) the Majority Lenders, the Agent and the Borrowers shall have waived such Lender's default in writing. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower of its duties and obligations hereunder.

     (d) The Agent shall, upon written request of any Borrower, notify the Lenders of the failure by a Defaulting Lender to perform its obligation to make a Loan required to be made by such Defaulting Lender hereunder and any Lender (other than such Defaulting Lender) may, if it desires, assume, in such proportion as the Majority Lenders (calculated without inclusion of the Defaulting Lender) may agree, the obligation of the Defaulting Lender or Lenders to make Loans, but no Lender shall be obligated to do so.

     2.10.  EXTENSION OF EXPIRATION DATE.      The Expiration Date may be
extended (if so extended, the "Extended Expiration Date"), upon the mutual agreement of the Borrowers, the Agent and the Lenders, in their respective sole discretion, for successive additional one-year periods, subject to satisfaction of the following conditions: (i) the Borrowers shall have delivered a written request to the Agent and the Lenders not later than 90 days prior to the Expiration Date, in the case of the initial extension request, or the then current Extended Expiration Date, in the case of any subsequent extension request, and (ii) not later than the Expiration Date, in the case of an initial extension request, or the then current Extended Expiration Date, in the case of any subsequent extension request, the Borrowers, the Agent and the Lenders shall have entered into a written agreement evidencing the agreement of all parties to such extension upon terms and conditions then satisfactory to the Borrowers, the Agent and the Lenders in their respective sole discretion.

                   ARTICLE 3.  LETTERS OF CREDIT

     3.1.  ISSUANCE OF LETTERS OF CREDIT.      Subject to the terms and
conditions set forth in this Credit Agreement, the Agent may from time to time cause the Issuing Bank to issue Letters of Credit hereunder at the request of any Borrower and for such Borrower's account, as more specifically described below. The Agent shall not be obligated to cause the Issuing Bank to issue any Letter of Credit for the account of any Borrower if:

     (a) Issuance of the requested Letter of Credit (i) would cause the Letter of Credit Obligations then outstanding to exceed $5,000,000 or (ii) would cause the sum of all Revolving Loans PLUS the Letter of Credit Obligations then outstanding hereunder to exceed the total Revolving Credit Commitments then in effect or (iii) would cause the sum of the Revolving Loans PLUS the Letter of Credit Obligations then outstanding to such Borrower to exceed the Borrowing Base then in effect for such Borrower or (iv) would cause the Letter of Credit Obligations then outstanding with respect to documentary Letters of Credit to exceed $3,000,000 or (v) would cause the Letter of Credit Obligations then outstanding with respect to standby Letters of Credit to exceed $2,000,000; or

     (b) Issuance of the Letter of Credit is enjoined, restrained or prohibited by any Governmental Authority, Requirement of Law or any request or directive of any Governmental Authority (whether or not having the force of law) or would impose upon the Agent or the Issuing Bank any material restriction, reserve, capital requirement, loss, cost or expense (for which the Agent or the Issuing Bank is not otherwise compensated) not in effect or known as of the Closing Date; or

     (c) A default of any Lender's obligations to fund under Section 3.6 exists, or such Lender is a Defaulting Lender, unless the Agent and the Issuing Bank have entered into satisfactory arrangements with the Borrowers to eliminate the Issuing Bank's risk with respect to such Lender, including cash collateralization of such Lender's Proportionate Share of the Letter of Credit Obligations.

     3.2.  TERMS OF LETTERS OF CREDIT.    The proposed amount, terms and
conditions, and form of each Letter of Credit (and of any drafts or acceptances thereunder) shall be subject to approval by the Agent and the Issuing Bank. The term of each standby Letter of Credit shall not exceed 360 days, but may be subject to annual renewal. The term of each documentary Letter of Credit shall not exceed 120 days. No standby Letter of Credit shall have an expiry date later than five (5) Business Days prior to the Expiration Date and no documentary Letter of Credit shall have an expiry date later than 60 days prior to the Expiration Date.

     3.3.  REQUEST FOR ISSUANCE.     A request for issuance of a Letter of
Credit in the form of Exhibit M (a "Letter of Credit Request") may be given in writing or electronically and, if requested by the Agent, promptly confirmed in writing. A Letter of Credit Request must be received by the Agent no later than 1:00 P.M. New York City time at least five (5) Business Days (or such shorter period as may be agreed to by the Issuing Bank) in advance of the proposed date of issuance.

     3.4.  LENDERS' PARTICIPATION.   Immediately upon issuance or amendment
of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in all rights and obligations under such Letter of Credit (other than fees and other amounts owing to the Issuing Bank) in accordance with such Lender's Proportionate Share.

     3.5.  PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.       Upon
notice from the Issuing Bank of any drawing under any Letter of Credit, the Agent which shall notify the Borrower for whose account such Letter of Credit was issued of such drawing not later than 11:00 A.M. New York City time on the Business Day immediately prior to the date on which the Issuing Bank intends to honor such drawing. Such Borrower will be deemed to have concurrently given a Notice of Borrowing to the Agent for Revolving Loans to be made as Prime Rate Loans in the amount of and at the time of such drawing.
 The proceeds of such Revolving Loans shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing.

     3.6.  PAYMENT BY LENDERS.       If Revolving Loans are not made in an
amount sufficient to reimburse the Issuing Bank in full for the amount of any draw, the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation

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

therein. Each Lender shall make available to the Agent, for the account of the Issuing Bank, the amount of its participation in immediately available funds not later than 1:00 P.M. New York City time on the next Business Day. If any Lender fails to make available to the Agent the amount of such Lender's participation, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate for the first three Business Days and thereafter at the Prime Lending Rate. For each Letter of Credit, the Agent shall promptly distribute to each Lender which has funded the amount of its participation its Proportionate Share of all payments subsequently received by the Agent from the applicable Borrower in reimbursement of honored drawings thereunder.

     3.7.  NATURE OF ISSUING BANK'S DUTIES.    In determining whether to pay
under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. As among the Borrowers, the Issuing Bank and each other Lender, the Borrowers assume all risks of the acts and omissions of the Issuing Bank, or misuse of the Letters of Credit by the respective beneficiaries of such Letters of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any liability to any Borrower, the Agent or any Lender.

     3.8.  OBLIGATIONS ABSOLUTE.     The obligations of each Borrower to
reimburse the Issuing Bank for drawings honored under the Letters of Credit issued for the account of such Borrower and the obligations of the Lenders under Section 3.6 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances including, without limitation, the fact that a Default or an Event of Default shall have occurred and be continuing.

     3.9.  AGENT'S EXECUTION OF APPLICATIONS AND OTHER ISSUING BANK
DOCUMENTATION; RELIANCE ON CREDIT AGREEMENT BY ISSUING BANK.       The Agent
shall be authorized to execute, deliver and perform on behalf of the Lenders such letter of credit applications, shipping indemnities, letter of credit modifications and consents and other undertakings for the benefit of the Issuing Bank as may be reasonably necessary or appropriate in connection with the issuance or modification of Letters of Credit requested by any Borrower hereunder. The Lenders, the Agent and each Borrower all expressly agree that the terms of this Article 3 and various other provisions of this Credit Agreement identifying the Issuing Bank are also intended to benefit the Issuing Bank and the Issuing Bank shall be entitled to enforce the provisions hereof which are for its benefit.

     3.10.  ADDITIONAL PAYMENTS.     If by reason of (a) any change in any
Requirement of Law or any change in the interpretation or application by any Governmental Authority of any Requirement of Law or (b) compliance by the Issuing Bank or any Lender with any direction, request or requirement (whether or not having the force of law) of any Governmental Authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

     (i) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by the Issuing Bank or participations therein purchased by any Lender; or

     (ii) there shall be imposed on the Issuing Bank or any Lender any other condition regarding this subsection 3.10, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to the Issuing Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by such Issuing Bank or any

Lender, then, and in any such case, the Issuing Bank or such Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the Borrowers, and each Borrower shall pay on demand such amounts as the Issuing Bank or such Lender may specify to be necessary to compensate the Issuing Bank or such Lender for such additional cost or reduced receipt, together with interest on such amount from 10 days after the date of such demand until payment in full thereof at a rate equal at all times to the Prime Lending Rate PER ANNUM. The determination by the Issuing Bank or any Lender, as the case may be, of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

      ARTICLE 4.  COMPENSATION, REPAYMENT AND REDUCTION OF COMMITMENTS

     4.1.  INTEREST ON PRIME RATE LOANS.       Each Borrower shall pay to the
Lenders on the first Business Day of each month interest on Prime Rate Loans outstanding to such Borrower, calculated monthly in arrears at an interest rate PER ANNUM equal to the Prime Lending Rate PLUS (i) with respect to Revolving Loans consisting of Prime Rate Loans, and with respect to Letter of Credit Obligations described in clause (ii) of the definition thereof, the Applicable Prime Rate Margin for Revolving Loans and (ii) with respect to Term Loans consisting of Prime Rate Loans, the Applicable Prime Rate Margin for Term Loans on the average net balances owing to the Agent and the Lenders at the close of business each day during such month for Revolving Loans and Term Loans, as the case may be. The rate hereunder shall change each day the Prime Lending Rate or the Applicable Prime Rate Margin changes.

     4.2.  INTEREST ON EURODOLLAR RATE LOANS.       Interest on Eurodollar
Rate Loans shall be payable on the last day of each Interest Period with respect to such Eurodollar Rate Loans (and, in the case of any Eurodollar Rate Loan with an Interest Period of longer than three months, on each three-month anniversary of the commencement of that Interest Period), at the date of conversion of such Eurodollar Rate Loans (or a portion thereof) to a Prime Rate Loan and at maturity of such Eurodollar Rate Loans at an interest rate per annum equal during the Interest Period for such Eurodollar Rate Loans to the Adjusted Eurodollar Rate for the Interest Period in effect for such Eurodollar Rate Loans PLUS (i) with respect to Revolving Loans consisting of Eurodollar Rate Loans, the Applicable Eurodollar Rate Margin for Revolving Loans and (ii) with respect to Term Loans consisting of Eurodollar Rate Loans, the Applicable Eurodollar Rate Margin for Term Loans. The rate applicable pursuant to this Section 4.02 shall change each day the Applicable Eurodollar Rate Margin changes. After maturity of such Eurodollar Rate Loans (whether by acceleration or otherwise), interest shall be payable upon demand. The Agent upon determining the Adjusted Eurodollar Rate for any Interest Period shall promptly notify the applicable Borrower and the Lenders by telephone (confirmed promptly in writing) or in writing thereof. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest or demonstrable error.

     4.3. UNUSED LINE FEE. The Borrowers shall pay to the Lenders on the first Business Day of each month and on the Expiration Date a fee equal to 0.5% PER ANNUM calculated monthly in arrears on the average unused portion of the total Revolving Credit Commitments at the close of business each day during such month or occurring prior to the Expiration Date (the "Unused Line Fee").

     4.4.  LETTER OF CREDIT FEES

     (a) Each Borrower shall pay to the Lenders on the first Business Day of each month a fee (the "Letter of Credit Fees"), in an amount equal to (i) the rate PER ANNUM equal to the Applicable Eurodollar Rate Margin of the daily weighted average amount of Letter of Credit Obligations relating to standby Letters of Credit outstanding for the account of such Borrower during the immediately preceding month, (ii) an opening fee equal to 0.125% of the initial face amount of each documentary Letter of

Credit issued for the account of such Borrower during the immediately preceding month, (iii) a negotiation fee equal to 0.125% of the amount drawn under each documentary Letter of Credit issued for the account of such Borrower during the immediately preceding month and (iv) a guaranty fee equal to 0.125% of the daily weighted average of the maximum amount available to be drawn under each documentary Letter of Credit guaranteed for the account of such Borrower hereunder and outstanding during the immediately preceding month. The rate applicable pursuant to this Section 4.4(a) shall change each day the Applicable Eurodollar Rate Margin changes. Notwithstanding the foregoing, Letter of Credit Fees on Letter of Credit Obligations outstanding after the occurrence and during the continuance of an Event of Default shall be payable on demand at a rate equal to the rate at which the Letter of Credit Fees are charged pursuant to the first sentence of this Section 4.4(a), PLUS 2% PER ANNUM.

     (b) Each Borrower shall also pay the customary charges, fees and expenses of the Issuing Bank for the issuance, administration and negotiation of each Letter of Credit for the account of such Borrower and the Agent shall be entitled to charge to the Loan Account such fees, charges and expenses of the Issuing Bank (in each case, the "Issuing Bank Fees"). Each determination by the Agent of Letter of Credit Fees, Issuing Bank Fees and other fees, charges and expenses under this Section shall be conclusive and binding for all purposes, absent manifest or demonstrable error.

     4.5.  INTEREST AFTER EVENT OF DEFAULT.    From the date of occurrence of
an Event of Default until the earlier of (i) the date all Obligations (other than non-contingent Obligations for which no demand has been made) have been paid and satisfied in full or (ii) the date such Event of Default is waived, the Borrowers shall be obligated to pay to the Lenders interest on the Loans and on the Letter of Credit Obligations calculated at rates PER ANNUM equal to the rates in effect under Section 4.1 PLUS in each case 2% PER ANNUM.

     4.6.  EXPENSES; FEES.     The Borrowers shall reimburse the Agent's
Expenses promptly upon demand and pay the fees provided in the Fee Letter in accordance therewith.

     4.7.  MANDATORY PAYMENT; REDUCTION OF COMMITMENTS.

          (a)  MANDATORY PAYMENT.  (i) Except during the period described in
     Section 2.3(b)(y) (but at no other time unless consented to by all Lenders), the aggregate balance of Revolving Loans and all Letter of Credit Obligations outstanding at any time to any Borrower in excess of the Borrowing Base then in effect for such Borrower shall be immediately due and payable without the necessity of any demand.

          (ii) On March 31 of each year commencing March 31, 1999, the Borrowers shall make a mandatory prepayment of Term Loans in an aggregate amount equal to the lesser of (i) 75% of Excess Cash Flow determined for the then most recently ended Fiscal Year and (ii) $10,000,000.

          (iii) If Holdings or any of its Subsidiaries shall receive the proceeds of any payment pursuant to Section 3.4(c) of the Judd's Merger Agreement, one hundred percent (100%) of such amount shall be immediately paid to the Agent to be applied to prepay the Revolving Loans outstanding to each Borrower ratably.

          (iv) (A) If any Borrower, Judd's or Holdings shall receive proceeds from the issuance of any debt securities (exclusive of Indebtedness permitted to be incurred pursuant to Section 8.7 of this Agreement, Indebtedness of Holdings incurred to refinance or replace Indebtedness of Holdings existing as of the Closing Date to the extent not prohibited under the Credit Documents and Indebtedness of Holdings permitted by Section 4(b)(5) of the Holdings Guarantee), the Borrowers immediately shall pay an amount equal to one hundred percent (100%) of the net cash proceeds therefrom to the Agent to be applied first to prepay the Term Loans until paid in full and then to repay the outstanding Revolving Loans; and (B) if any Borrower, Judd's or Holdings shall receive proceeds from the issuance of any equity securities (exclusive of the Holdings Equity Issuance, equity issuances of Holdings made to refinance or replace Indebtedness or equity of Holdings existing as of the Closing Date to the extent so used, and equity issuances made to employees of any Borrower or its Subsidiaries), the Borrowers immediately shall pay an amount equal to fifty percent (50%) of the net cash proceeds therefrom to the Agent to be applied first to prepay the Term Loans until paid in full and then to repay the outstanding Revolving Loans.

          (v) If any Borrower or any Subsidiary of any Borrower shall receive proceeds from the consummation of any asset sales permitted under Section 8.10(iv) or not permitted under this Credit Agreement, the Borrowers immediately shall pay an amount equal to one hundred percent (100%) of the net cash proceeds (including any net cash proceeds received from any Investment made in connection with such sale) therefrom to the Agent to be applied first to prepay the Term Loans until paid in full and then to repay the outstanding Revolving Loans.

All prepayments of Term Loans pursuant to this Section shall be applied, without premium or penalty (other than applicable costs under Section 4.13), to the Scheduled Term Loan Installments in inverse order of maturity. All repayments of Revolving Loans pursuant to this Section may (subject to the terms and conditions of this Credit Agreement) be reborrowed. All prepayments and repayments pursuant to this Section 4.7 shall be made by each Borrower ratably based on the aggregate principal amount of the Term Loans or Revolving Loans, as the case may be, outstanding to such Borrower in relation to the aggregate principal amount of the Term Loans or Revolving Loans, as the case may be, outstanding to all Borrowers.

          (b) VOLUNTARY REDUCTION OF COMMITMENTS; PREPAYMENTS. (i) On the Expiration Date, any Commitment of each Lender shall automatically reduce to zero and may not be reinstated. Any Borrower may reduce or terminate the Revolving Credit Commitments ratably among the Lenders at any time and from time to time in whole or in part. Each such reduction must be in an aggregate amount for all the Lenders of not less than $5,000,000 (and in increments of $1,000,000 thereafter). If the Term Loans have been paid in full and any Borrower seeks to reduce Revolving Credit Commitments to an aggregate amount less than $5,000,000, then the Commitments shall be reduced to zero and this Credit Agreement shall be terminated. Once reduced, no portion of the Commitments may be reinstated.

          (ii) Any Borrower may, upon two Business Days notice to Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of the Term Loan owing by such Borrower comprising part of the same Borrowing in whole or ratably in part, in an amount not less than $500,000 and incremental multiples of $100,000 in excess thereof, together with accrued interest to the date of such prepayment on the principal amount prepaid. Such voluntary repayments will be applied to Scheduled Term Loan Installments of such Borrower in inverse order of maturity.

     4.8.  MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF ACCOUNT.     The Agent
shall maintain an account on its books in the name of each Borrower (each a "Loan Account") in which such Borrower will be charged with all loans and advances made by the Lenders to such Borrower or for such Borrower's account, including the Term Loans, the Revolving Loans, and all Letter of Credit Obligations, the Fees, the Expenses and any other Obligations of such Borrower. The Loan Account of each Borrower will be credited with all payments received by the Agent from such Borrower or for such Borrower's account, including all amounts received in the Concentration Account from any Lockbox Bank. The Agent shall send each Borrower a monthly statement reflecting the activity in the Loan

Account of such Borrower. Absent manifest or demonstrable error, each monthly statement shall be an account stated and shall be final, conclusive and binding on each Borrower.

     4.9.  PAYMENT PROCEDURES.       Each Borrower hereby authorizes the
Agent to charge the Loan Account of such Borrower with the amount of all interest, Fees and Expenses and other payments to be made hereunder and under the other Credit Documents. Each Borrower's obligations to the Agent and the Lenders with respect to such payments shall be discharged by the Agent's charging the Loan Account of such Borrower as provided herein (but only to the extent of funds actually received by the Agent).

     4.10.  COLLECTION OF ACCOUNTS.       Each Borrower shall at all times
maintain lockboxes (the "Lockboxes") and shall instruct all account debtors on the Accounts of such Borrower to remit all Collections to such Lockboxes. Each Borrower, the Agent and financial institutions selected by such Borrower and acceptable to the Agent (the "Lockbox Banks") shall enter into agreements substantially in the form of Exhibit G (the "Lockbox Agreements"), which among other things shall provide for the opening of an account for the deposit of Collections (a "Collection Account") at a Lockbox Bank. All Collections and other amounts received by any Borrower from any account debtor, in addition to all other cash received from any other source, shall upon receipt be deposited into a Collection Account. Termination of such arrangements shall also be subject to approval by the Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all available amounts held in each Collection Account of a Borrower shall be wired each Business Day into an account (the "Concentration Account") maintained by the Agent at Bankers Trust Company for such Borrower.

     4.11.  APPLICATION OF PAYMENTS.      All amounts received in the
Concentration Account of a Borrower from the Lockbox Banks shall be credited to the Loan Account of such Borrower. Except as provided in Section 9.5, after the occurrence of an Event of Default, and until it is waived, all amounts received by the Agent from the Lockbox Banks, from liquidation of Collateral or otherwise, shall be applied in the following order: FIRST, to the payment of any Fees, Expenses or other Obligations due and payable to the Agent under any of the Credit Documents, including Agent Advances and any other amounts advanced by the Agent on behalf of the Lenders; SECOND, to the payment of any Fees, expenses or other Obligations due and payable to the Issuing Bank under any of the Credit Documents; THIRD, to the ratable payment of any Fees, expenses or other Obligations due and payable to the Lenders under any of the Credit Documents other than those Obligations specifically referred to in this Section; FOURTH, to the ratable payment of interest due on the Loans; and, FIFTH, to the ratable payment of principal due on the Loans.

     4.12.  CALCULATIONS.       All calculations of (i) interest hereunder
and (ii) Fees, including, without limitation, Unused Line Fees and Letter of Credit Fees, shall be made by the Agent, on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. Each determination by the Agent of an interest rate, Fee or other payment hereunder shall be conclusive and binding for all purposes, absent manifest or demonstrable error.

     4.13.  SPECIAL PROVISIONS RELATING TO EURODOLLAR RATE LOANS.

     (a) CONTINUATION. With respect to any Borrowing by a Borrower consisting of Eurodollar Rate Loans, such Borrower may (so long as no Default under Section 9.1(a) or Event of Default has occurred and is continuing), subject to the provisions of Section 4.13(c), elect to maintain such Borrowing or any portion thereof as consisting of Eurodollar Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by notice given not later than 1:00 P.M. New York City time on the third Business Day prior to the date of any such continuation relating to Eurodollar Rate Loans, by such Borrower to the Agent. Such notice by such Borrower of a continuation (a "Notice of Continuation") shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing substantially in the form of Exhibit K, in each case specifying (i) the date of such continuation, (ii) the Type of Loans
(including whether Revolving Loans or Term Loans) subject to such continuation, (iii) the aggregate amount of Loans subject to such continuation and (iv) the duration of the selected Interest Period. Such Borrower may elect to maintain more than one Borrowing consisting of Eurodollar Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this Section 4.13(a); PROVIDED, HOWEVER, that each of the Borrowings so combined shall consist of Revolving Loans or Term Loans having Interest Periods ending on the same date. If any Borrower shall fail to select a new Interest Period for any Borrowing consisting of Eurodollar Rate Loans in accordance with this Section 4.13(a), such Loans will automatically, on the last day of the then existing Interest Period therefore, convert into Prime Rate Loans. The Agent shall give each Lender prompt notice by telephone or facsimile transmission of each Notice of Continuation. In the event any Borrowing is continued by a Borrower as a Eurodollar Rate Loan while a Default exists and such Default matures into an Event of Default, then, at such time, such Borrowing, at the option of the Agent, shall convert into a Prime Rate Loan and such Borrower shall be obligated to pay all amounts required under this Section 4.13 resulting from such conversion.

     (b) CONVERSION. Each Borrower may on any Business Day (so long as no Default under Section 9.1(a) or Event of Default has occurred and is continuing), upon notice (each such notice, a "Notice of Conversion") given to the Agent, and subject to the provisions of Section 4.13(c), convert the entire amount of or a portion of all Loans of one Type owing by such Borrower and comprising the same Borrowing into Loans of another Type; PROVIDED, HOWEVER, that any conversion of any Eurodollar Rate Loans into Loans of another Type shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Loans and, upon conversion of any Prime Rate Loans owing by such Borrower into Loans of another Type, such Borrower shall pay accrued interest to the date of conversion on the principal amount converted. Each such Notice of Conversion shall be given not later than 1:00 P.M. New York City time on the Business Day prior to the date of any proposed conversion into Prime Rate Loans and on the third Business Day prior to the date of any proposed conversion into Eurodollar Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing substantially in the form of Exhibit L, in each case specifying (i) the requested date of such conversion, (ii) the Type of Loans (including whether Revolving Loans or Term Loans) to be converted, (iii) the portion of such Type of Loan to be converted, (iv) the Type of Loan such Loans are to be converted into and (v) if such conversion is into Eurodollar Rate Loans, the duration of the Interest Period of such Loan. Each conversion shall be in an aggregate amount for the Loans of all Lenders of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof. Each Borrower may elect to convert the entire amount of or a portion of all Loans of one Type owing by such Borrower and comprising more than one Borrowing into Loans of another Type by combining such Borrowings into one Borrowing consisting of Revolving Loans or Term Loans of another Type; PROVIDED, HOWEVER, that if the Borrowings so combined consist of Eurodollar Rate Loans, such Loans, once combined, shall have Interest Periods ending on the same date. In the event any Borrowing is converted by a Borrower into a Eurodollar Rate Loan while a Default exists and such Default matures into an Event of Default, then, at such time, such Borrowing, at the option of the Agent, shall immediately convert into a Prime Rate Loan and such Borrower shall be obligated to pay all amounts required under this Section 4.13 resulting from such conversion.

     (c) CERTAIN LIMITATIONS ON EURODOLLAR RATE LOANS. The right of each Borrower to maintain, select, continue or convert Eurodollar Rate Loans shall be limited as follows:

             (i) If the Agent is advised by Bankers Trust Company that it is not offering U.S. dollar deposits (in the applicable amounts) in the London interbank market, or the Agent determines that adequate and fair means do not otherwise exist for ascertaining the Eurodollar Rate for Eurodollar Rate Loans comprising any requested Borrowing, continuation or conversion, the right of each Borrower to select or maintain Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exists, and each Loan comprising such Borrowing shall be made as a Prime Rate Loan.

             (ii) If the Lenders holding 67% or more of the total Commitments shall, at least one Business Day before the date of any requested Borrowing, continuation or conversion, notify the Agent that the Eurodollar Rate for Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Loans for such Borrowing, the right of the Borrowers to select Eurodollar Rate Loans for such Borrowing shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as a Prime Rate Loan.

             (iii) If at any time any Lender determines (which determination shall, absent manifest error, be conclusive and binding on all parties) that the making, continuation or conversion of any Loan as a Eurodollar Rate Loan has become unlawful or impermissible by reason of compliance by that Lender with any new, or change in the interpretation of any existing, law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law or resulting in costs or penalties), then, and in any such event, such Lender may give notice of that determination in writing, to the Borrowers and the Agent and the Agent shall promptly transmit the notice to each other Lender. Until such Lender gives notice otherwise, the right of the Borrowers to select Eurodollar Rate Loans from that Lender shall be suspended and each Eurodollar Rate Loan outstanding from that Lender shall automatically and immediately convert to a Prime Rate Loan.

             (iv) The right of each Borrower to select Eurodollar Rate Loans for any Borrowing is suspended until the fifth Business Day following the Syndication Date.

             (v) There shall not be outstanding at any one time more than an aggregate of nine (9) Borrowings of Loans which consist of Eurodollar Rate Loans.

             (vi)  No Agent Advance shall be made as a Eurodollar Rate Loan.

             (d) COMPENSATION. (i) Each Notice of Continuation and Notice of Conversion given by any Borrower shall be irrevocable by and binding on such Borrower. In the case of any Borrowing, continuation or conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the Borrower giving such notice shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date for such Borrowing, continuation or conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in Article 5, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing, continuation or conversion.

             (ii) If any payment of principal of, or conversion or continuation of, any Eurodollar Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment (including as a result of an assignment by one Lender to a new Lender occurring prior to the Syndication Date, but not as a result of any such assignment occurring thereafter), conversion or continuation of such Loan or acceleration of the maturity of the Revolving Notes or Term Notes pursuant to Article 9 or for any other reason, the Borrower owing such Loan shall, upon demand by any Lender
     (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it incurs as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

             (iii)  Calculation of all amounts payable to a Lender under this
     Section 4.13(d) shall be made as though such Lender elected to fund all Eurodollar Rate Loans by purchasing U.S. dollar deposits in its Eurodollar Lending Office's interbank eurodollar market.

     4.14.  INDEMNIFICATION IN CERTAIN EVENTS.      If after the Closing
Date, either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to the Agent, to any of the Lenders, or to Bankers Trust Company, BT Delaware or any other banking or financial institution from whom any of the Lenders borrows funds or obtains credit (a "Funding Bank"), or (ii) the Agent, a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other Governmental Authority or (iii) the Agent, a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or the Agent, a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Funding Bank's or Lender's policies as the case may be with respect to capital adequacy) by an amount deemed by such Lender to be material, and any of the foregoing events described in clauses (i), (ii) or (iii) increases the cost to the Agent, the Issuing Bank or any of the Lenders of (A) funding or maintaining the total Commitments or (B) issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by the Agent, the Issuing Bank or any Lender, then the Borrowers shall upon demand by the Agent, pay to the Agent, for the account of each applicable Lender or, as applicable, the Issuing Bank or a Funding Bank, additional amounts sufficient to indemnify the Lenders against such increase in cost or reduction in amount receivable. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall be submitted to the Borrowers by the Agent, or the applicable Lender, Issuing Bank or Funding Bank, and shall be conclusive absent manifest or demonstrable error.

     4.15.  TAXES.    (a)  Any and all payments by any Borrower hereunder, under the Term Loans, the Revolving Loans or under the Letters of Credit to or for the benefit of any Lender, the Issuing Bank or the Agent shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto ("Taxes"), excluding, (i) in the case of each such Lender, the Issuing Bank or the Agent, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits) and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender, the Issuing Bank or the Agent (as the case may be) is organized or any political subdivision thereof, (ii) in the case of each Lender, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits), and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable

Lending Office or any political subdivision thereof, (iii) in the case of each such Lender, the Issuing Bank and the Agent, any Taxes that are in effect and that would apply to a payment to such Lender, the Issuing Bank or Agent, as applicable, as of the Closing Date, and (iv) if any Person acquires any interest in this Credit Agreement, any Loan or Letter of Credit pursuant to the provisions hereof, or a Foreign Lender or the Agent changes the office in which the Borrowing is made, accounted for or booked (any such person, or such Foreign Lender or the Agent in that event, being referred to as a "Tax Transferee"), any Taxes to the extent that they are in effect and would apply to a payment to such Tax Transferee as of the date of the acquisition of such interest or change in office, as the case may be (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If any Borrower shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder, under any Loan or under any Letter of Credit to or for the benefit of any Lender, the Issuing Bank or the Agent or any Tax Transferee,
(A) the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this Section 4.15) such Lender, the Issuing Bank, the Agent or such Tax Transferee, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) such Borrower shall make such deductions and
(C) such Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, each Borrower agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time (i) from any payment made under any and all Credit Documents, (ii) from the transfer of the rights of the Lender under any Credit Documents to any transferee, or (iii) from the execution or delivery by any Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Agent or the Lenders of their rights under, any and all Credit Documents (hereinafter referred to as "Other Taxes").

     (c) Each Borrower will indemnify each Lender, the Issuing Bank, the Agent, and any Tax Transferee for the full amount of (i) Covered Taxes imposed on or with respect to amounts payable hereunder, (ii) Other Taxes, and (iii) any Taxes (other than Covered Taxes imposed by any jurisdiction on amounts payable under this Section 4.15) paid by such Lender, the Issuing Bank or the Agent or such Tax Transferee, as the case may be, and any liability (including penalties, interest and reasonable expenses) arising solely therefrom or with respect thereto. Payment of this indemnification shall be made by a Borrower within 15 days from the date such Lender, the Issuing Bank or the Agent or Tax Transferee makes written demand therefor to such Borrower certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificate submitted by the Lender, the Issuing Bank or Agent or Tax Transferee in good faith to any Borrower shall, absent manifest or demonstrable error, be final, conclusive and binding on all parties.

     (d) Within 30 days after the date of any payment of Covered Taxes or Other Taxes, the Borrower making such payment will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

     (e) On or before the Closing Date, each Foreign Lender shall deliver to the Agent and the Borrowers (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Credit Agreement or the Loans payable to it without deduction or withholding of any United States federal income taxes or with such withholding imposed at a reduced rate (the "Reduced Rate"), and (ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall also deliver to the Agent and the Borrowers two further copies of said Form 1001 or 4224 and W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United
States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Agent, and such extensions or renewals thereof as may reasonably be requested by any Borrower and the Agent, certifying (i) in the case of a Form 1001 or 4224 that such Foreign Lender is entitled to receive payments under this Credit Agreement or the Notes payable to it without deduction or withholding of any United States federal income taxes, unless in any such case any change in a tax treaty to which the United States is a party, or any change in law or regulation of the United States or official interpretation thereof has occurred after the Closing Date and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Foreign Lender from duly completing and delivering any such form with respect to it, and such Foreign Lender advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding at the Reduced Rate, or (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

     (f) If a Tax Transferee that is organized under the laws of a jurisdiction outside of the United States acquires an interest in this Credit Agreement or any Loan or a Foreign Lender changes the office through which Loans are made, accounted for or booked, the transferor, or the applicable Foreign Lender, in the case of a change of office, shall cause such Tax Transferee to agree that, on or prior to the effective date of such acquisition or change, as the case may be, it will deliver to the Borrowers and the Agent (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Tax Transferee is entitled to receive payments under this Credit Agreement and the Notes payable to it without deduction or withholding of United States federal income tax or with such withholding imposed at a Reduced Rate; and (ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Tax Transferee that delivers to the Borrowers and the Agent a Form 1001 or 4224, and Form W-8 or W-9 and any other required form, pursuant to the next preceding sentence, further undertakes to deliver two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrowers and the Agent, certifying (i) in the case of a Form 1001 or 4224 that such Tax Transferee is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes or with such withholding imposed at the Reduced Rate, unless any change in treaty, law or regulation or official interpretation thereof has occurred after the effective date of such acquisition or change and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Tax Transferee from duly completing and delivering any such form with respect to it, and such Tax Transferee advises the Borrowers and the Agent that it is not capable of receiving payments (a) without any deduction or withholding of United States federal income tax or (b) with such withholding at the Reduced Rate, as the case may be, or (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

     (g) If any Taxes for which any Borrower would be required to make payment under this Section 4.15 are imposed, the Lender, the Issuing Bank or the Agent, as the case may be, shall use its reasonable best efforts to avoid or reduce such Taxes by taking any appropriate action (including, without limitation, assigning its rights hereunder to a related entity or a different office) which would not in the sole opinion of such Lender, the Issuing Bank or Agent be otherwise disadvantageous to such Lender, the Issuing Bank or Agent, as the case may be. If and when receipt by any Lender, the Issuing Bank or the Agent of any Taxes paid by any Borrower hereunder results in an excess payment or credit to such Lender, the Issuing Bank or the Agent, as the case may be, on account of such Taxes, then such Lender, the Issuing Bank or the Agent, as the case may be, shall refund such excess to such Borrower.

     (h) Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of the Borrowers contained in this Section 4.15 shall survive the payment in full of the Obligations.

     4.16.  AFFECTED LENDERS.   If any  Borrower is obligated to pay to any
Lender any amount under Sections 3.10, 4.14 or 4.15 hereof or if any Lender is a Defaulting Lender, such Borrower may, if no Default or Event of Default then exists, replace such Lender with another lender acceptable to the Agent, and such Lender hereby agrees to be so replaced subject to the following:

     (a) The Obligations of each Borrower hereunder to the Lender to be replaced (including such increased or additional costs incurred from the date of incurrence of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement;

     (b) If such replacement is a result of increased costs under Sections 3.10, 4.14 or 4.15, the replacement lender shall be a bank or other financial institution that is not subject to such increased costs which caused the Borrower's election to replace any Lender hereunder, and each such replacement lender shall execute and deliver to the Agent such documentation satisfactory to the Agent pursuant to which such replacement lender is to become a party hereto, conforming to the provisions of Section 11.8 hereof, with total Commitments equal to that of the Lender being replaced and shall make Revolving Loans and Term Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Revolving Loans and Term Loans of the Lender being replaced;

     (c) Upon such execution of such documents referred to in clause (b) and repayment of the amounts referred to in clause (a), the replacement lender shall be a "Lender" with Commitments as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such replaced Lender;

     (d) The Agent shall reasonably cooperate in effectuating the replacement of any Lender under this Section 4.16, but at no time shall the Agent be obligated to initiate any such replacement;

     (e) Any Lender replaced under this Section 4.16 shall be replaced at the Borrowers' sole cost and expense and at no cost or expense to the Agent or any of the Lenders; and

     (f)  If any Borrower proposes to replace any Lender pursuant to this
Section 4.16 because the Lender seeks reimbursement under either Section 3.10, 4.14 or 4.15, then it must also replace any other Lender or proportionately replace the Commitments and Loans of all Lenders who seeks similar levels of reimbursement (as a percentage of such Lender's
Commitments) under such Sections.

                    ARTICLE 5.  CONDITIONS PRECEDENT

     5.1.  CONDITIONS TO INITIAL LOANS AND LETTERS OF CREDIT.      The
obligation of each Lender to fund (or convert) its Proportionate Share of the Term Loans and the initial Revolving Loans, and the

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

obligation of the Agent to cause the Issuing Bank to issue the initial Letters of Credit, is subject to the satisfaction or waiver of the following conditions precedent:

     (a) CLOSING DOCUMENT LIST. The Agent and the Lenders shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the Closing Document List attached hereto as Schedule A (the "Closing Document List").

     (b) MATERIAL ADVERSE CHANGE. (i) No change, occurrence, event or development or event involving a prospective change that is reasonably likely to have a Material Adverse Effect shall have occurred and be continuing, and
(ii) there shall not have occurred a substantial impairment of the financial markets generally that is reasonably likely to materially and adversely affect the transactions contemplated hereby, in each case as reasonably determined by the Agent and each Lender in its sole discretion, and the Agent shall have received a certificate from a responsible officer of each of the Borrowers certifying the foregoing.

     (c) FEES AND EXPENSES; CERTAIN EXISTING OBLIGATIONS. (i) All Fees and Expenses payable to the Agent and Lenders by the Credit Parties on or before the Closing Date shall have been paid, (ii) all Existing Loans shall have been converted to Prime Rate Loans (and, by its execution hereof, Perry directs such conversion) and Perry shall have paid (A) all unpaid accrued interest on the Existing Loans, (B) all unpaid accrued fees, expenses and other amounts payable by Perry under the Existing Credit Agreement and (iii) all existing Judd's credit facilities and other debt obligations (including those set forth on Schedule B, Part 5.1(c)) shall have been terminated, all principal, interest, fees and other amounts owing thereunder shall be paid in full concurrently with the funding of the initial Loans hereunder and all Liens securing the obligations under such credit facilities and other debt obligations shall have been unconditionally released subject only to such payment, in each case in a manner satisfactory to the Agent.

     (d) JUDD'S MERGER. The Judd's Merger shall have been consummated strictly in accordance with the terms of the Judd's Merger Agreement, without any waiver or amendment not consented to in writing by the Agent and the Lenders of any term, provision or condition set forth therein, and in compliance with all applicable laws. The Merger Agreement shall be in full force and effect and shall not have been terminated. The Agent shall have received copies of all agreements relating to the Judd's Merger, all of which shall be satisfactory to the Agent.

     (e) EQUITY FINANCING; NOTE CONVERSION. On or prior to the Closing Date, (i) Holdings shall have received net cash proceeds of at least $4,000,000 from the Holdings Equity Issuance, (ii) Holdings shall have contributed such proceeds to Naomi as a common equity contribution, (iii) Holdings shall have consummated the Note Conversion and (iv) the Agent and the Lenders shall have received true and correct copies of the Equity Issuance Documents and the Note Conversion Documents and all of the terms and conditions of the Equity Issuance Documents and the Note Conversion Documents shall be in form and substance reasonably satisfactory to the Agent and the Majority Lenders.

     (f) HOLDINGS DEBT ISSUANCE. On or prior to the Closing Date, (i) Holdings shall have received aggregate gross cash proceeds of at least $115,000,000 from the issuance of the Holdings Senior Subordinated Notes and
(ii) the Agent and the Lenders shall have received true and correct copies of the Holdings Senior Subordinated Note Documents and all of the terms and conditions of the Holdings Senior Subordinated Note Documents shall be in form and substance reasonably satisfactory to the Agent and the Majority Lenders.

     (g) REAL PROPERTY SALE\LEASEBACK. On or prior to the Closing Date, Perry shall have received net cash proceeds of at least $17,000,000 from the sale and leaseback of all real property of Perry Realty Co., Inc. (or from the sale of the capital stock of Perry Realty Co., Inc.), and the Lenders shall have received true and correct copies of the documents and agreements related to such sale and leaseback (or such sale of capital stock) (the "Real Property Sale\Leaseback Documents") and all of the terms and conditions of such documents and agreements shall be in form and substance reasonably satisfactory to the Agent and the Majority Lenders. By its execution hereof, each Existing Lender consents to the release by the Agent of the Liens under the Existing Credit Documents with respect to the Existing Collateral to the extent required or otherwise reasonably requested in connection with such real property sale\leaseback (or such sale of capital stock) and to the execution by the Agent of such documents, agreements and instruments (including reconveyance and UCC release and amendment documents) as may be requested in connection therewith.

     (h) SHAREHOLDERS' AGREEMENTS; EMPLOYMENT AGREEMENTS; TAX SHARING AGREEMENT; REAL PROPERTY LEASES. On or prior to the Closing Date, there shall have been made available to the Agent a copy, certified as true and correct by an appropriate officer of the applicable Borrower, of:

             (i) all agreements entered into by any Borrower or Holdings governing the terms and relative rights of their respective capital stock and any agreements entered into by shareholders relating to any such entity with respect to their capital stock (collectively, the "Shareholders' Agreements"); and

             (ii) any employment agreements entered into by any Borrower or Holdings (collectively, the "Employment Agreements"); and

             (iii) the Tax Sharing Agreement among Holdings and the other Credit Parties providing, among other things, for an allocation for the payment of U.S. income taxes on a basis no less favorable to any Credit Party than such Credit Party would be obligated to pay on a stand-alone basis; and

             (iv) the real property leases with respect to all real property leased by any Credit Party (collectively, the "Real Property Leases");

all of which Shareholders' Agreements, Employment Agreements, Tax Sharing Agreement and Property Leases shall be in form and substance satisfactory to the Agent.

     (i) INSURANCE. The Agent shall have received and approved evidence of insurance coverage in amount and scope, and all insurance carriers shall have delivered endorsements in form and substance satisfactory to the Agent (x) naming the Agent as loss payee with respect to all casualty coverages for Holdings and its subsidiaries and containing other customary loss payable provisions and (y) naming the Agent as additional insured for all general liability coverages.

     (j) CONSENT LETTER. On the Closing Date, the Agent shall have received a letter from CT Corporation System presently located at 818 West Seventh Street, Los Angeles, California 90017, indicating its consent to its appointment by each Credit Party as their agent to receive service of process as specified in the Credit Documents.

     (k) PERFECTION OF LIENS. The Liens and all other security interests in favor of the Agent, for the benefit of the Lenders, shall have been duly perfected and shall constitute first and prior Liens (or the Mortgages, UCC-1 Financing Statements and other instruments, documents and agreements, if any, necessary to cause such perfection shall have been duly executed and delivered to the Agent and all arrangements for the recordation thereof, including the payment of fees and taxes in connection therewith shall be satisfactory to the Agent), except with respect to the real property located at 1500-1520 Eckington Place Northeast, Washington, D.C. and as otherwise permitted in the Credit Documents.

     (l) CASH MANAGEMENT. The Credit Parties shall have established cash management systems on terms and conditions satisfactory to the Agent.

     (m) UNUSED AVAILABILITY. On the Closing Date (giving effect to the Judd's Merger), the Borrowers shall have unused borrowing availability, cash or Cash Equivalents, or any combination thereof, of not less than $25,000,000 in the aggregate.

     (n) CAPITALIZATION AND CORPORATE STRUCTURE. The capital and corporate structure of Holdings, Judd's and each Borrower and its Subsidiaries after giving effect to the Judd's Merger shall be satisfactory to the Agent and the Lenders in all respects.

     (o) CONSENTS AND APPROVALS. Except for (i) consents or authorizations which have been obtained or filings which have been made, and which in either case are in full force and effect or (ii) in the case of clause (C) only, consents or authorizations the failure to obtain or filings the failure to make could not reasonably be expected to have a Material Adverse Effect, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with
(A) the Borrowings hereunder, (B) the grant of the Liens pursuant to the Credit Documents, (C) the consummation of the Judd's Merger or the continuing operations of each Borrower and its Subsidiaries following the Judd's Merger or (D) with the execution, delivery, performance, validity or enforceability of this Credit Agreement, the Term Notes, the Revolving Notes, the Letters of Credit, the other Credit Documents or the Judd's Merger Documents.

     (p) LITIGATION. There shall be no pending or, to the best knowledge of each Borrower, threatened litigation, proceeding, inquiry or other action seeking an injunction or other restraining order, damages or other relief (i) with respect to the Judd's Merger, the Judd's Merger Documents, the transactions contemplated by this Credit Agreement and the Credit Documents or (ii) against any Credit Party with respect to the Credit Parties' other business activities.

     (q) BALANCE SHEET. The Agent and the Lenders shall have received a satisfactory unaudited pro forma condensed, combined balance sheet of Holdings and its Subsidiaries as of September 30, 1997, after giving effect to the Judd's Merger.

     (r) FINANCIAL STATEMENTS. The Agent, the Issuing Bank and the Lenders shall have received and approved (i) the audited Financial Statements for Judd's and its Subsidiaries for the fiscal year ended December 31, 1996, along with an unqualified opinion of Stoy, Mallone and Company, P.C. and for Holdings and its Subsidiaries for the fiscal year ended December 31, 1996, along with an unqualified opinion of Deloitte & Touche LLP, (ii) the unaudited Financial Statements for Judd's and its Subsidiaries and for Holdings and its Subsidiaries, in each case for the nine month period ended September 30, 1997, and (iii) consolidated financial statement forecasts prepared by management of the Borrowers, including Financial Statements for the period from January 1, 1998 through December 31, 2002 after giving effect to the Judd's Merger.

     (s) SOLVENCY. The Agent shall have received a certificate of the chief financial officer of Holdings and an opinion of Houlihan, Lokey, Howard & Zukin or another valuation firm reasonably satisfactory to the Agent, in form and substance reasonably acceptable to the Agent, attesting that, on a pro forma basis assuming the consummation of the Judd's Merger and the transactions contemplated by this Credit Agreement and the Credit Documents, both before and after such consummation, Holdings and its Subsidiaries on a consolidated basis shall not be (i) insolvent or rendered insolvent, (ii) left with an unreasonably small capital with which to engage in its business or (iii) have incurred debts beyond its ability to pay as such debts mature.

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

     (t) EXISTING INDEBTEDNESS. The terms and conditions of any Indebtedness (including, without limitation, maturities, interest rates, prepayment and redemption requirements, covenants, defaults, remedies, security provisions and subordination provisions) of any Credit Party to remain outstanding after the date hereof shall be satisfactory to the Agent and each of the Lenders in all respects, and the Agent and each of the Lenders shall be satisfied that the Credit Parties are not subject to any material contractual obligations or other restrictions that would be violated by the transactions contemplated by this Credit Agreement, the other Credit Documents or the Judd's Merger Documents.

     (u) TITLE INSURANCE. The Agent and the Lenders shall have received mortgagee title insurance policies (or marked commitments to issue the same) for the Mortgaged Properties (except 1500-1520 Eckington Place Northeast, Washington, D.C.) issued by First American Title Insurance Company to the Agent (each a "Mortgage Policy" and, collectively, the "Mortgaged Policies") in amounts satisfactory to the Agent assuring the Agent that the Mortgages on such Mortgaged Properties are (or will be when recorded) valid and enforceable first priority mortgage liens on such Mortgaged Properties free and clear of all defects and encumbrances except Permitted Mortgage Encumbrances, and the Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Agent.

     (v) ENVIRONMENTAL REPORTS. The Agent shall have received environment audit reports (including, without limitation, the Environmental Reports) in scope and substance satisfactory to the Agent concerning the properties and business of the Borrowers and their Subsidiaries.

     (w) CONTINUITY OF CONTRACTS; COMPLIANCE. The Lenders shall have received satisfactory evidence that Judd's material leases and material contracts with customers and vendors shall continue in full force and effect or be renewed for the benefit of Judd's on and after the Closing Date on the same substantive terms as existed on September 30, 1997. Each Credit Party shall be in compliance with all existing instruments, indentures and other agreements to which it is a party.

     (x) OPINIONS OF COUNSEL. The Agent and the Lenders shall have received originally executed copies of one or more favorable written opinions of Brobeck, Phleger & Harrison LLP, counsel to the Borrowers, substantially in the form of Exhibit Q, Quarles & Brady, local Wisconsin counsel to the Borrowers, substantially in the form of Exhibit R and Nixon, Hargrave, Devans & Doyle LLP, local Maryland, Virginia and Washington, D.C. counsel to the Borrowers, substantially in the form of Exhibit S, in each case covering such matters as shall be reasonably requested by the Agent and the Lenders. In addition, the Agent, the Issuing Bank and the Lenders shall be entitled to rely on all opinions issued in connection with the Judd's Merger.

     (y) ADDITIONAL DOCUMENTS. The Credit Parties shall have executed and delivered to the Agent and the Lenders all other documents consistent herewith which the Agent determines are reasonably necessary to consummate the transactions contemplated hereby.

     5.2.  CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT.     The
obligation of each Lender to fund its Proportionate Share of any requested Loan or of the Agent to cause the Issuing Bank to issue any requested Letter of Credit is subject to the conditions precedent set forth below. Each Notice of Borrowing and each Letter of Credit Request shall constitute a representation and warranty that such conditions are satisfied.

     (a) All representations and warranties of any Credit Party contained in this Credit Agreement and the other Credit Documents shall be true and correct in all material respects on and as of the date of such Notice of Borrowing or Letter of Credit Request or issuance of a check drawn against or request for transfer from the Disbursement Account, as if then made, other than representations and warranties that relate solely to an earlier date;

     (b) No Default or Event of Default shall have occurred, or would result from the making of the requested Loan or the issuance of the requested Letter of Credit, which has not been waived; and

     (c) No event has occurred which has had or reasonably could be expected to have a Material Adverse Effect.

              ARTICLE 6.  REPRESENTATIONS AND WARRANTIES

     To induce the Agent and the Lenders to enter into this Credit Agreement and to make the Loans and other financial accommodations described herein, and to induce the Issuing Bank to issue Letters of Credit, each Borrower hereby represents and warrants to the Agent, the Lenders and the Issuing Bank that, as of each Compliance Date, the following are true, correct and complete (giving effect to the Judd's Merger). Such representations and warranties, and all other representations and warranties made by any Borrower in any other Credit Document, shall survive the execution and delivery of the Credit Documents.

     6.1.  ORGANIZATION AND QUALIFICATION.     Holdings and each of its
Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it currently is, or proposes to be, engaged in business. Schedule B, Part 6.1 lists all jurisdictions in which Holdings and its Subsidiaries are qualified to do business as foreign corporations.

     6.2.  AUTHORITY.      Holdings and each of its Subsidiaries has the
requisite corporate power and authority to execute, deliver and perform each of the Credit Documents and Related Documents to which it is a party. All corporate action necessary for the execution, delivery and performance of any of the Credit Documents and Related Documents has been taken.

     6.3.  ENFORCEABILITY.     This Credit Agreement, each Credit Document
and each Related Document is the legal, valid and binding obligation of each Credit Party which is a party thereto, enforceable in accordance with its terms.

     6.4.  NO CONFLICT.    The execution, delivery and performance of each
Credit Document and each Related Document by the Credit Parties and the consummation of the Judd's Merger are not in contravention of any Requirement of Law or any material indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it or any of its properties are bound and will not, except as contemplated herein, result in the imposition of any Liens upon any of its properties.

     6.5.  CONSENTS AND FILINGS.     No consent, authorization, permit or
filing is required in connection with the execution, delivery and performance of this Credit Agreement or any Credit Document or any Related Document, or the continuing operations of any Credit Party and the consummation of the Judd's Merger, except (i) those that have been obtained or made, (ii) filings necessary to create, perfect or retain the perfection of Liens against the Collateral, and (iii) in the case of the continuing operations of each Credit Party, those which the failure to obtain would not have a Material Adverse Effect.

     6.6.  GOVERNMENT REGULATION.    Neither Holdings nor any of its
Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, or any other Requirement of Law that limits its ability to incur indebtedness or its ability to consummate the transactions contemplated in this Credit

Agreement and the other Credit Documents.

     6.7.  SOLVENCY.       The fair saleable value of the assets of each
Borrower exceeds all its probable liabilities, including those to be incurred pursuant to this Credit Agreement and the other Credit Documents. Each Borrower (i) does not have unreasonably small capital in relation to the business in which it is or proposes to be engaged and (ii) has not incurred, and does not believe that it will incur, after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay as such debts become due.

     6.8.  RIGHTS IN COLLATERAL; PRIORITY OF LIENS.      Each Credit Party
has good and marketable title to all property consisting of Collateral, free and clear of any and all Liens in favor of third parties other than Liens permitted hereunder. The security interests granted pursuant to the Credit Documents (other than the Mortgages) constitute valid and enforceable first, prior and perfected Liens on the Collateral, to the extent such Liens can be perfected by the filing of financing statements, in favor of the Agent for the benefit of the Lenders. The Mortgages create, as security for the secured obligations described therein, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Agent for the benefit of the Lenders, superior to and prior to the rights of all third Persons (except for Permitted Mortgage Encumbrances related thereto) and subject to no other Liens (other than Liens permitted under Section 8.8).

     6.9.  FINANCIAL DATA.      Each of Holdings and Judd's has provided to
the Agent and each of the Lenders complete and accurate copies of annual audited financial statements of such Person and its Subsidiaries for the fiscal year ended December 31, 1996 and unaudited financial statements of such Person and its Subsidiaries for the nine month period ended September 30, 1997. Such financial statements and all Financial Statements at any time delivered pursuant to this Credit Agreement have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the respective consolidated financial positions, results of operations and cash flows of such Person and its Subsidiaries for each of the periods covered. In addition, the Borrowers have delivered to the Agent and the Lenders certain projected consolidated financial data of the Borrowers including forecasted balance sheets and income statements and statements of cash flows for Fiscal Years 1997 through 2002 which take into consideration the Judd's Merger and the other transactions contemplated by this Credit Agreement and which have been made in good faith and the Borrowers have no reason to believe such projections and the assumptions upon which they are based are not reasonable. Except as set forth on Schedule B, Part 6.9, no Credit Party has any material Contingent Obligation, contingent liability or liability for taxes, long-term leases or commitments (other than those incurred in the ordinary course of business or otherwise, in each case in compliance with this Credit Agreement), which is not reflected in the most recent Financial Statements delivered to the Lenders pursuant to this Credit Agreement.

     6.10.  LOCATIONS OF OFFICES, RECORDS AND INVENTORY.      The Federal
Employee Identification Number and the address of the principal place of business and chief executive office of each Credit Party is set forth on Schedule B, Part 6.10. The books and records of each Credit Party, and all its chattel paper and records of Accounts, are maintained exclusively at such locations. There is no jurisdiction in which any Credit Party has any Collateral (except for vehicles and Inventory in transit to the Borrowers or for processing) other than those jurisdictions identified on Schedule B, Part 6.10. The value of the Collateral (except for vehicles and Inventory in transit to the Borrowers or for processing) of the Credit Parties in each jurisdiction (other than Wisconsin, Maryland, Virginia and the District of Columbia) identified on Schedule B, Part 6.10 does not exceed $100,000. A complete list of the legal name and address of each warehouse at which Inventory is stored is set forth on Schedule B, Part 6.10. None of the receipts received and to be received by any Borrower from any warehouseman state that the

Inventory covered thereby is to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns.

     6.11.  SUBSIDIARIES; OWNERSHIP OF STOCK.       The only direct or
indirect Subsidiaries of any Borrower are those listed on Schedule B, Part
6.11. Each Credit Party is the record and beneficial owner of all of the shares of capital stock of each of the Subsidiaries listed as Subsidiaries of such Credit Party on Schedule B, Part 6.11. There are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of such Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such Subsidiary is or may become bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of such shares so owned by any Credit Party are owned by such Credit Party free and clear of any Liens.

     6.12.  NO JUDGMENTS OR LITIGATION.   Except as set forth on Schedule B,
Part 6.12 no judgments, orders, writs or decrees are outstanding against any Credit Party nor is there now pending or, to the best of each Borrower's knowledge after diligent inquiry, threatened, any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against any Credit Party which reasonably could be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Credit Agreement or any other Credit Document or Related Document.

     6.13.  NO DEFAULTS.   Neither Holdings nor any of its Subsidiaries is in
default under any term of any Material Contract and all Material Contracts are in full force and effect. Except as set forth on Schedule B, Part 6.13, none of the Borrowers know of any material dispute regarding any such Material Contract.

     6.14.  LABOR MATTERS.      Schedule B, Part 6.14 accurately sets forth
all labor contracts to which Holdings or any of its Subsidiaries is a party and their dates of expiration. There are no existing or threatened strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which any Credit Party is a party which reasonably could be expected to have a Material Adverse Effect.

     6.15.  COMPLIANCE WITH LAW.     Neither Holdings nor any of its
Subsidiaries has violated or failed to comply with any Requirement of Law, including, without limitation, ERISA and environmental laws, except such instances of violation or noncompliance as reasonably could not, individually or in the aggregate, be expected to have a Material Adverse Effect.

     6.16.  ERISA.    None of Holdings, any of its Subsidiaries or any ERISA
Affiliate maintains or contributes to any Plan, other than those listed on Schedule B, Part 6.16. Holdings, each of its Subsidiaries and each ERISA Affiliate have fulfilled all contribution obligations for each Plan (including obligations related to the minimum funding standards of ERISA and the Internal Revenue Code). No Termination Event has occurred nor has any other event occurred that may result in a Termination Event. None of Holdings or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any Requirement of Law or agreement. None of Holdings or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the Internal Revenue Code.

     6.17.  COMPLIANCE WITH ENVIRONMENTAL LAWS.     Except as disclosed on
Schedule B, Part 6.17, (i) no Credit Party is the subject of a judicial or administrative proceeding or investigation relating to the violation of any Environmental Law, or asserting potential liability arising from the disposal by any Person of any Hazardous Material; (ii) no Credit Party has filed or received any notice under any

Environmental Law of treatment, storage, disposal, spill or release or threatened release at any other location of any Hazardous Material generated, used, stored, treated, transported or released by or on behalf of any Credit Party which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and (iii) no Credit Party has knowledge of any contingent liability for any release of any Hazardous Material.

     6.18.  INTELLECTUAL PROPERTY.   Each Borrower possesses such assets,
licenses, patents, patent applications, copyrights, service marks, trademarks and trade names as are necessary to continue to conduct its present and proposed business activities.

     6.19.  LICENSES AND PERMITS; BUSINESS RESTRICTIONS.      Each of
Holdings and its Subsidiaries has obtained and holds in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary for the operation of its business as presently conducted and as proposed to be conducted. The Non-Competition Agreement will not restrict Holdings or Perry from operating the business purchased from Old Perry pursuant to the Perry Acquisition substantially in the manner conducted by Old Perry immediately prior to the consummation of the Perry Acquisition.

     6.20.  TAXES AND TAX RETURNS.

     (a) Except as set forth on Schedule B, Part 6.20, Holdings and each of its Subsidiaries has timely filed, without request for extension, all income tax returns it is required to file. The information filed is complete and accurate in all material respects. All deductions taken in such income tax returns are appropriate and in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been made in accordance with GAAP.

     (b) All taxes, assessments, fees and other governmental charges for periods beginning prior to the date hereof, have been timely paid and neither Holdings nor any of its Subsidiaries has any liability for taxes in excess of the amounts so paid or reserves so established.

     (c) Except as set forth in Schedule B, Part 6.20, no deficiencies for taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against Holdings or any of its Subsidiaries and no tax liens have been filed. Except as set forth in Schedule B, Part 6.20, there are no pending or threatened audits, investigations or claims for or relating to any liability for taxes and there are no matters under discussion with any Governmental Authority which could result in a material additional liability for taxes. Except as set forth in Schedule B, Part 6.20, no extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to any Borrower or any of the Borrowers' Subsidiaries.

     (d) Except as set forth on Schedule B, Part 6.20, neither Holdings nor any of its Subsidiaries has any obligation under any written tax sharing agreement or agreement regarding payments in lieu of taxes.

     6.21.  MATERIAL CONTRACTS.      Schedule B, Part 6.21, contains a true,
correct and complete list of all the Material Contracts currently in effect on the date hereof.

     6.22.  NO OTHER INDEBTEDNESS.   The Credit Parties have no Indebtedness
other than the Indebtedness that is permitted by Section 8.7.

     6.23.  TITLE TO PROPERTY.       Each Credit Party has (i) good and
marketable fee simple title to or valid leasehold interests in all of its Real Property and (ii) good and marketable title to all of its other

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property (including, without limitation, all real and other property in each case as reflected in the Financial Statements delivered to the Agent hereunder), other than, with respect to properties described in clause (ii) above, properties disposed of in the ordinary course of business or in any manner otherwise permitted under this Credit Agreement since the date of the most recent audited consolidated balance sheet of the Credit Parties, as applicable, and in each case subject to no Liens other than those Liens that are permitted by Section 8.8.

     6.24.  AFFILIATE TRANSACTIONS.       Except as set forth in Schedule B,
Part 6.24, no Credit Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of such Credit Party is a party except (i) pursuant to the reasonable requirements of such Credit Party's business and (ii) upon fair and reasonable terms no less favorable to such Credit Party than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

     6.25.  ACCURACY AND COMPLETENESS OF INFORMATION.    All factual
information furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Agent, any Lender, or the Auditors for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

     6.26.  NO CHANGE.     There has been no development or event nor any
prospective development or event, which has had or reasonably could be expected to have a Material Adverse Effect.

     6.27.  SPECIAL PURPOSE CORPORATION.       Holdings was formed to effect
the Perry Acquisition and, except as permitted by the Holdings Guarantee, has no significant assets (other than the common stock of the other Credit Parties and the Series C and Series D Preferred Stock) or liabilities (other than liabilities under the Credit Documents to which it is a party, the Holdings Senior Subordinated Notes and ordinary course administrative and legal expenses).

                      ARTICLE 7.  AFFIRMATIVE COVENANTS

     Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder:

     7.1.  FINANCIAL REPORTING.      Each Borrower shall timely deliver to
each Lender the following information:

     (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, but not later than 90 days after each Fiscal Year end: (i) annual audited Financial Statements; (ii) a comparison in reasonable detail to the prior year audited Financial Statements; (iii) (A) the Auditors' opinion, which shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of the Credit Parties as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP consistently applied and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, (B) "Management Letter" and (C) a statement indicating that the Auditors have not obtained knowledge of the existence of any Default or Event of Default during their audit; (iv) a narrative discussion of each Borrower's consolidated financial condition and results of operations and the consolidated liquidity and capital resources for such Fiscal Year, prepared by the chief financial officer of Holdings; and (v) a compliance certificate substantially in the form of Exhibit H with an attached schedule of calculations demonstrating compliance with the Article 8 financial covenants.

     (b) PROJECTIONS. Not later than 45 days after each Fiscal Year end, consolidated and consolidating projections of the financial condition of Holdings and the other Credit Parties and results of operations for the next three years, containing projected consolidating balance sheets, statements of operations, statements of cash flows and statements of changes in shareholders equity on a monthly basis for the first of the three years, quarterly for the second, and annually for the third.

     (c) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but not later than 60 days after the end of each Fiscal Quarter: (i) Financial Statements as of the Fiscal Quarter then ended, and for the Fiscal Year to date; (ii) a comparison in reasonable detail to the Financial Statements for the corresponding periods of the prior Fiscal Year; (iii) the certification of the chief executive officer or chief financial officer of Holdings that such Financial Statements have been prepared in accordance with GAAP; (iv) a narrative discussion of each Borrower's consolidated financial condition and results of operations and the consolidated liquidity and capital resources for such Fiscal Quarter and Fiscal Year to date, prepared by the chief financial officer of Holdings; and (v) a compliance certificate substantially in the form of Exhibit H with an attached schedule of calculations demonstrating compliance with the Article 8 financial covenants.

     (d) PERIOD FINANCIAL STATEMENTS. As soon as available, but not later than 45 days after the end of each Fiscal Period: (i) Financial Statements as of the Fiscal Period then ended, and for the Fiscal Year to date; (ii) a comparison in reasonable detail to the Financial Statements for the corresponding periods of the prior Fiscal Year; (iii) the certification of the chief executive officer or chief financial officer of Holdings that such Financial Statements have been prepared in accordance with GAAP; and (iv) a compliance certificate substantially in the form of Exhibit H with an attached schedule of calculations demonstrating compliance with the Article 8 financial covenants.

     (e) PERIOD COMPARISON TO PRIOR PROJECTIONS. As soon as available, but not later than 30 days after the end of each of the first twelve Fiscal Periods, and 45 days after the end of each Fiscal Period, a comparison of actual results of operations, cash flow and capital expenditures for the Credit Parties for such Fiscal Period and for the period from the beginning of the current Fiscal Year through the end of such Fiscal Period with amounts previously projected for those periods (see Section 7.1(b)) and with actual results for corresponding periods in the previous Fiscal Year.

     (f) SECURITIES REPORTS. Promptly after the sending or filing thereof, but not later than 5 days thereafter, copies of all proxy statements, financial statements and reports that any Credit Party sends to its stockholders generally, and copies of all regular, periodic and special reports, and all registration statements, that any Credit Party files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

     (g) EXCESS CASH FLOW CERTIFICATES. Simultaneously with the making of the prepayment of Excess Cash Flow required by Section 4.7(a)(ii) (or if no prepayment is required, as soon as practicable and in any event prior to March 31 of each year), the Borrowers shall deliver, or cause to be delivered, to each Lender a certificate of the chief financial officer of Holdings certifying that the determination of the Excess Cash Flow prepayment has been made in accordance with the provisions of this Credit Agreement and setting forth in reasonable detail the computations as to the determination of Excess Cash Flow for the relevant period together with all financial statements or other information (not previously delivered to the Lenders) underlying such computations or referred to in such certificate.

     (h) PURCHASE PRICE ADJUSTMENT. Within 2 Business Days after receipt thereof, all schedules, exhibits or other instruments or documents evidencing the calculation of the Adjustment Amount (as defined in the Judd's Merger Agreement).

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

     7.2.  COLLATERAL REPORTING.     Each Borrower shall timely deliver to
the Agent the following certificates and reports:

     (a) BORROWING BASE CERTIFICATES. Monthly, within 10 Business Days after the last Business day of each month (or, if and for so long as the aggregate amount that remains available to be borrowed by the Borrowers in accordance with Section 2.2(a) is less than $10,000,000, weekly, before 12:00 Noon, New York City time, on the second Business Day of each week), and at any other time reasonably requested by the Agent, a Borrowing Base Certificate, which shall: (i) be completed substantially in the form of Exhibit I, detailing such Borrower's Eligible Accounts Receivable and Eligible Inventory as of each Friday of the immediately preceding week and as of the last day of each month, as applicable (or as of such other date as the Agent may request);
(ii) be prepared by or under the supervision of such Borrower's chief executive officer or chief financial officer and certified by such officer subject only to adjustment upon completion of the normal year-end audit of physical inventory; and (iii) include such additional schedules and other information as the Agent may reasonably request.

     (b) APPRAISALS. When requested by the Agent (which request will not be made more frequently than twice per year unless an Event of Default has occurred and is continuing), a report of Inventory, based upon a physical count, which shall describe such Borrower's Inventory by category and by item (in reasonable detail) and report the then appraised value (at lower of cost or market) of such Inventory, and a report of Equipment which shall describe such Borrower's Equipment (in reasonable detail) and report the then appraised value (at lower of cost or market) of such Equipment.

     (c) FURTHER ASSURANCES. When requested by the Agent, any further information regarding the Collateral, business affairs and financial condition of any Credit Party.

     7.3.  NOTIFICATION REQUIREMENTS.     Each Borrower shall timely give the
Agent and each of the Lenders the following notices:

     (a) NOTICE OF DEFAULTS. Promptly, and in any event within two (2) Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of such Borrower specifying the nature thereof and such Borrower's proposed response thereto, each in reasonable detail.

     (b) PROCEEDINGS OR ADVERSE CHANGES. Promptly, and in any event within five (5) Business Days after such Borrower becomes aware of (i) any proceeding being instituted or threatened to be instituted by or against any Credit Party in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (ii) any order, judgment or decree in excess of $250,000 being entered against any Credit Party or any of their respective properties or assets or (iii) any actual or prospective change, development or event which has had or reasonably could be expected to have a Material Adverse Effect, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken with respect thereto by such Borrower or any such Subsidiary.

     (c) ERISA NOTICES. (i) Promptly, and in any event within ten (10) Business Days after such Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of such Borrower describing such Termination Event and any action that is being taking with respect thereto by such Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation. Such Borrower, such Subsidiary and the ERISA Affiliate shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor; (ii) promptly, and in any event within three (3) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request

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

filed with respect to any Benefit Plan and all communications received by any Credit Party or any ERISA Affiliate with respect to such request; and (iii) promptly, and in any event within three (3) Business Days after receipt by any Credit Party or any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

     (d) ENVIRONMENTAL AND HEALTH AND SAFETY NOTICES. Promptly, and in any event within ten (10) Business Days after receipt by any Credit Party of any notice, complaint or order alleging actual or prospective violation of any Environmental Law, health or safety Requirement of Law or alleging responsibility for costs of a cleanup, together with a copy of such notice, complaint, or order and a written statement describing any action being taken with respect thereto by such Credit Party.

     (e) MATERIAL CONTRACTS. Promptly, and in any event within ten (10) Business Days after any Material Contract is terminated (other than in accordance with their stated maturity) or amended or any new Material Contract is entered into, a written statement describing such event, with copies of amendments or new Material Contracts, and, if appropriate, an explanation of any actions being taken with respect thereto.

     (f) COLLATERAL MATTERS. At least thirty (30) Business Days prior written notice to the Agent of any change in the location of any Collateral, the name of any Credit Party or in the location of the chief executive office or place of business of any Credit Party from the locations specified in Schedule B, Part 6.10. At least twenty (20) Business Days prior to any such change, the Borrowers shall cause to be executed and delivered to the Agent any financing statements and such other documents reasonably deemed necessary by the Agent to preserve and protect the Agent's Lien (and the priority thereof) on the Collateral. Prior to the date of any such change, the Borrowers shall cause to be executed and delivered to the Agent any Collateral Access Agreements or other documents reasonably required by the Agent, all in form and substance satisfactory to the Agent. To the extent that the Credit Parties timely comply with the provisions set forth in this Section, Schedule B, Part 6.10 automatically shall be deemed to be amended to include such new jurisdictions or to reflect a change in the location of their chief executive offices, as applicable.

     7.4.  CORPORATE EXISTENCE.      Each Borrower shall, and shall cause
each of its Subsidiaries to, (i) maintain its corporate existence (except that any Borrower's solvent Subsidiaries may merge with each other and with such Borrower and a solvent Borrower may merge with another solvent Borrower, provided the Agent receives five (5) Business Days prior written notice thereof and a Borrower is the surviving corporation), (ii) maintain in full force and effect all material licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all patents, contracts and other rights necessary to the profitable conduct of their businesses, (iii) continue in, and limit their operations to, the same general lines of business conducted by such Person immediately prior to the Closing Date and, subject to the Agent's satisfaction of compliance with the Non-Competition Agreement (if then in effect), businesses ancillary thereto, and (iv) comply with all material Requirements of Law.

     7.5.  BOOKS AND RECORDS; INSPECTIONS.     Each Borrower agrees to
maintain, and to cause each of its Subsidiaries to maintain, books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. Each Borrower agrees that the Agent or its agents may enter upon the premises of such Borrower or any of its Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all on and after the occurrence of an Event of Default which has not otherwise been waived by the Agent or the Lenders, as applicable, for the purposes of (i) inspecting and verifying the Collateral, (ii) inspecting and/or copying (at such Borrower's expense) any and all records pertaining thereto, and (iii) discussing the affairs, finances and business of such Borrower with any officers, employees and directors of such Borrower or with the Auditors.

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

     7.6.  INSURANCE.      Each Borrower agrees to maintain (or to cause to
be maintained on its behalf), and to cause each of its Subsidiaries to maintain (or to cause to be maintained on its behalf), public liability insurance, business interruption insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Agent in its commercially reasonable judgment. All policies covering the Collateral are to name the Agent as an additional insured and the loss payee in case of loss, and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies.

     7.7.  CASUALTY LOSS.       Each Borrower shall provide written notice to
the Agent and the Lenders of the occurrence of any of the following events within five (5) Business Days after the occurrence of such event: any asset or property owned or used by any Credit Party is (i) damaged or destroyed, or suffers any material loss, or (ii) condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purposes for which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in any such case the amount of the damage, destruction, loss or diminution in value is in excess of $1,000,000 (collectively, a "Casualty Loss"). Each Borrower diligently shall file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. In the event of a Casualty Loss, the Borrowers shall pay to the Agent, promptly upon receipt thereof, any and all insurance proceeds and payments received by any Credit Party on account of damage, destruction, loss, condemnation or eminent domain proceedings. The Agent may, in the exercise of its reasonable judgment, either (a) apply the of proceeds realized from Casualty Losses to payment of accrued and unpaid interest or outstanding principal under the Loans or (b) pay such proceeds to the applicable Credit Party to be used to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss. After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such Casualty Loss shall be made without the consent of the Majority Lenders and (ii) the Agent may participate in any such proceedings and each Borrower shall deliver to the Agent such documents as may be requested by the Agent to permit such participation and shall consult with the Agent, its attorneys and agents in the making and prosecution of such claim or claims. Each Borrower hereby irrevocably authorizes and appoints the Agent its attorney-in-fact, after the occurrence and continuance of an Event of Default, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and each Borrower shall, upon demand of the Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever.

     7.8.  TAXES.     Each Borrower agrees to pay, when due, and to cause
each of its Subsidiaries to pay when due, all taxes lawfully levied or assessed against such Borrower, any of its Subsidiaries or any of the Collateral before any penalty or interest accrues thereon; PROVIDED, HOWEVER, that, unless such taxes have become a federal tax or ERISA Lien on any of the assets of such Borrower or any of its Subsidiaries, no such tax need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

     7.9.  COMPLIANCE WITH LAWS.     Each Borrower agrees to comply, and to
cause each of its Subsidiaries to comply, with all Requirements of Law applicable to the Collateral or any part thereof, or to the operation of its business or its assets generally, unless such Borrower contests any such Requirements of Law in a reasonable manner and in good faith.

     7.10. USE OF PROCEEDS. The Term Loans and up to $11,000,000 of initial Revolving Loans made to the Borrowers hereunder shall be available for use by the Borrowers solely to repay existing Indebtedness of the Borrowers and their Subsidiaries and to pay the costs and expenses related to the Judd's Merger and the Credit Documents which are due and payable on the Closing Date, including without limitation the Fees and Expenses due on the Closing Date pursuant to Article 4; and the proceeds of any subsequent Revolving Loans made hereunder shall be used by the Borrowers consistent herewith for their general corporate purposes. No Borrower shall use any portion of the proceeds of any such Loans for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation G, T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

     7.11. FISCAL YEAR. Each Borrower agrees to maintain its fiscal year as a year ending December 31.

     7.12. MAINTENANCE OF PROPERTY. Each Borrower agrees to keep, and to cause each of its Subsidiaries to keep, all property useful and necessary to their respective businesses in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit or suffer any material waste with respect to any of their properties.

     7.13. ERISA DOCUMENTS. Each Borrower will cause to be delivered to the Agent, upon the Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of such Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Benefit Plan; (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by such Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to such Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and
(vii) the aggregate amount of the most recent annual payments made to former employees of such Borrower or any ERISA Affiliate under any Retiree Health Plan.

     7.14. FURTHER ASSURANCES. Each Borrower shall take, and shall cause each of its Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Agent at any time reasonably may determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Agent on the Collateral. Without limiting the generality of the foregoing, in the event Judd & Detweiler has not sold the real property located at 1500-1520 Eckington Place Northeast, Washington, D.C., on or before August 15, 1998, the Borrowers shall, and shall cause Judd & Detweiler to, take all actions to cause the Mortgage with respect to such real property to be recorded as a first priority lien thereon and to obtain a policy of title insurance with respect thereto in favor of the Agent in amount and with endorsements satisfactory to the Agent, all of the foregoing at the Borrowers' sole cost and expense. In addition, the Borrowers shall use commercially reasonable efforts to obtain Collateral Access Agreements from each landlord, warehouseman, bailee and each other Person as may be reasonably requested by the Agent or the Required Lenders and, in the event any such


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Collateral Access Agreement is not received on or prior to April 1,
1998, the Agent may establish such reserves as it deems necessary in the exercise of its Permitted Discretion.

     7.15. ENVIRONMENTAL AND OTHER MATTERS. (a) Each Borrower and its Subsidiaries will conduct their businesses so as to comply in all material respects with all applicable Environmental Laws, in all jurisdictions in which any of them is doing business, including, without limitation, compliance in all material respects with the terms and conditions of all permits and governmental authorizations, except to the extent that such Borrower or any of such Subsidiaries is contesting, in good faith by appropriate legal proceedings, any such Environmental Law or interpretation thereof or application thereof; PROVIDED, FURTHER, that such Borrower and each of such Subsidiaries shall comply in all material respects with the applicable order of any court or other governmental agency relating to such Environmental Laws unless such Borrower or such Subsidiaries shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If any Borrower or any of the Borrowers' Subsidiaries shall (a) receive written notice that any material violation of any Environmental Law may have been committed or is about to be committed by such Borrower or any of its Subsidiaries, (b) receive written notice that any administrative or judicial complaint or order has been filed or is about to be filed against such Borrower or any of its Subsidiaries alleging material violations of any Environmental Law, or requiring such Borrower or any of its Subsidiaries to take any action in connection with the release of toxic or hazardous substances into the environment or (c) receive any written notice from a federal, state, or local governmental agency or private party alleging that such Borrower or any of its Subsidiaries may be liable or responsible for material costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby, such Borrower shall provide the Agent and the Lenders with a copy of such notice within ten (10) days after the receipt thereof by such Borrower or any of its Subsidiaries. Within ten (10) days after any Borrower learns of the enactment or promulgation of any federal, state or local Environmental Law, which reasonably could be expected to have a Material Adverse Effect, such Borrower shall provide the Agent and the Lenders with notice thereof. Each Borrower shall promptly take all reasonable actions necessary to prevent the imposition of any Liens on any of its properties arising out of or related to any environmental matters. At the written request of the Agent (which request will not be made more frequently than once per year unless (i) the Agent receives a notice under Section 7.3(d) or (ii) an Event of Default has occurred and is continuing), which request shall include a reasonably specific statement of the basis thereof, and at the sole cost and expense of such Borrower, such Borrower shall retain an environmental consulting firm, satisfactory to the Agent in its commercially reasonable judgment, to conduct an environmental review, audit or investigation of the specific items as requested by the Agent relating to the properties of such Borrower and its Subsidiaries located in the United States and provide to the Agent and each Lender a copy of any reports delivered in connection therewith. At the request of the Agent, each Borrower shall provide the Agent with any additional information relating to environmental matters and any potential related liability resulting therefrom as the Agent may reasonably request.

     (b) For purposes of this Section 7.15, "material" means any noncompliance or basis of liability that reasonably would be expected to subject any Borrower or any of its Subsidiaries to liability in excess of $100,000.

     7.16. SECURITY INTERESTS. Each Borrower will, and will cause each of its Subsidiaries to, defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein, other than claims relating to Liens permitted by the Credit Documents. Each Borrower agrees to, and will cause each of its Subsidiaries to, comply with the requirements of all state and federal laws in order to grant to the Agent and the Lenders valid and perfected first priority security interests in the Collateral, subject to Liens permitted under Section 8.8.
If, after request by the Agent to any Borrower or any of its Subsidiaries to execute and deliver one or more financing statements, such Borrower or such Subsidiary fails timely to do so, the Agent is hereby authorized by such Borrower and each of its Subsidiaries to file any financing statements covering the Collateral whether or not such Borrower's or such Subsidiary's signature appears thereon. Each Borrower agrees to, and will cause each of its Subsidiaries to, do whatever the Agent reasonably may request, from time to time, by way of: filing notices of liens, financing statements, and amendments, renewals and continuations thereof; cooperating with Agent's representatives; keeping stock records; paying claims which could, if unpaid, become a Lien on the Collateral; and performing such further acts as the Agent reasonably may require in order to effect the purposes of this Credit Agreement and the other Credit Documents. Any and all fees, costs and Expenses incurred by the Agent in connection with the foregoing shall be paid by the Borrowers. If same are not promptly paid by the Borrowers, the Agent may pay same on the Borrowers' behalf, and the amount thereof shall be an Obligation of the Borrowers and due to the Agent on demand.

     7.17. TRADEMARKS. Each Borrower shall do and cause to be done all things necessary to preserve and keep in full force and effect all of its and its Subsidiaries' material registrations of trademarks, service marks and other marks, trade names or other trade rights.

     7.18. DIVIDENDS ON PREFERRED STOCK. Perry shall make, to the maximum extent permitted thereunder, all dividend payments on the Series B Preferred Stock or the Series C Preferred Stock, as the case may be, through the issuance of additional Series D Preferred Stock rather than in cash.

                            ARTICLE 8.  NEGATIVE COVENANTS

     Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder, the Credit Parties shall comply with, and, where required, each Borrower shall cause each of its Subsidiaries to comply with, the following covenants:

     8.1.  MINIMUM EBITDA.  The Credit Parties shall have EBITDA for each
Test Period ending on the last day of any Fiscal Quarter set forth below of not less than the amount set forth below:

               Fiscal Quarter                       Amount
               --------------                       ------
               1st Quarter - 1998                  $5,500,000
               2nd Quarter - 1998                 $12,000,000
               3rd Quarter - 1998                 $19,500,000
               4th Quarter - 1998                 $28,000,000
               1st Quarter - 1999                 $28,500,000
               2nd Quarter - 1999                 $29,000,000
               3rd Quarter - 1999                 $29,500,000
               4th Quarter - 1999                 $30,000,000
               1st Quarter - 2000                 $30,500,000
               2nd Quarter - 2000                 $31,000,000


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

               3rd Quarter - 2000                 $31,500,000
               4th Quarter - 2000                 $32,000,000
               1st Quarter - 2001                 $32,500,000
               2nd Quarter - 2001                 $33,000,000
               3rd Quarter - 2001                 $33,500,000
               4th Quarter - 2001                 $34,000,000
               1st Quarter - 2002                 $34,500,000
               2nd Quarter - 2002                 $35,000,000
               3rd Quarter - 2002                 $35,500,000
               4th Quarter - 2002
               and thereafter                     $36,500,000

     8.2. CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Credit Parties shall maintain a ratio of EBITDA to Consolidated Fixed Charges for any Test Period ending on the last day of any Fiscal Quarter set forth below of not less than the ratio set forth below:


               Fiscal Quarter                       Ratio
               --------------                       -----
               1st Quarter - 1998                  .90 to 1.0
               2nd Quarter - 1998                  1.0 to 1.0
               3rd Quarter - 1998                 1.10 to 1.0
               4th Quarter - 1998
               and thereafter                     1.20 to 1.0


     8.3. INTEREST COVERAGE RATIO. The Credit Parties shall maintain for each Fiscal Quarter a ratio of EBITDA to Interest Expense for any Test Period ending on the last day of any Fiscal Quarter set forth below of not less than the ratio set forth below:

               Fiscal Quarter                       Ratio
               --------------                       -----
               1st Quarter - 1998                 1.60 to 1.0
               2nd Quarter - 1998                 1.70 to 1.0
               3rd Quarter - 1998                 1.80 to 1.0
               4th Quarter - 1998                  2.0 to 1.0
               1st Quarter - 1999                 2.10 to 1.0
               2nd Quarter - 1999                 2.20 to 1.0
               3rd Quarter - 1999                 2.30 to 1.0
               4th Quarter - 1999                 2.40 to 1.0
               1st Quarter - 2000                 2.50 to 1.0
               2nd Quarter - 2000                 2.60 to 1.0
               3rd Quarter - 2000                 2.70 to 1.0
               4th Quarter - 2000
               and thereafter                     2.75 to 1.0


     8.4. CURRENT RATIO. The Credit Parties shall maintain for each Fiscal Quarter a ratio of consolidated current assets to consolidated current liabilities (which for purposes of this Section shall exclude the full outstanding balance of the Revolving Loans and the current portion of long term debt) of not less than 1.50 to 1.0.

     8.5. DEBT RATIO. The Credit Parties shall maintain for each Fiscal Quarter a ratio of Funded Debt to Annualized EBITDA of not more than the ratio set forth below:

               Fiscal Quarter                       Ratio
               --------------                       -----


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


               1st Quarter - 1998                 6.00 to 1.0
               2nd Quarter - 1998                 5.70 to 1.0
               3rd Quarter - 1998                 5.30 to 1.0
               4th Quarter - 1998                 4.80 to 1.0
               1st Quarter - 1999                 4.60 to 1.0
               2nd Quarter - 1999                 4.50 to 1.0
               3rd Quarter - 1999                 4.25 to 1.0
               4th Quarter - 1999                 4.00 to 1.0
               1st Quarter - 2000                 3.80 to 1.0
               2nd Quarter - 2000                 3.70 to 1.0
               3rd Quarter - 2000                 3.60 to 1.0
               4th Quarter - 2000                 3.60 to 1.0
               1st Quarter - 2001                 3.50 to 1.0
               2nd Quarter - 2001                 3.40 to 1.0
               3rd Quarter - 2001                 3.20 to 1.0
               4th Quarter - 2001                 3.00 to 1.0
               1st Quarter - 2002                 2.80 to 1.0
               2nd Quarter - 2002                 2.70 to 1.0
               3rd Quarter - 2002                 2.60 to 1.0
               4th Quarter - 2002
               and thereafter                     2.50 to 1.0


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

     8.6. CAPITAL EXPENDITURES. The Credit Parties shall not make payments for Capital Expenditures during any Fiscal Year set forth below in an aggregate amount in excess of the amount set forth below:


                    Fiscal Year                             Amount
          ------------------------------                    ------
          1998 and thereafter until such
            time as the outstanding
          aggregate principal amount of
          the Term Loans is $15,000,000
                    or less                                  $7,500,000

          from and after such time as the
          outstanding aggregate principal
           amount of the Term Loans is
               $15,000,000 or less                          $10,000,000


The Credit Parties shall not make any Capital Expenditures that are not directly related to the business permitted by Section 7.4.

     8.7. ADDITIONAL INDEBTEDNESS. Neither any Borrower nor any of the Borrowers' Subsidiaries shall directly or indirectly incur, create, assume or suffer to exist any Indebtedness other than:

     (a)  Indebtedness under the Credit Documents;

     (b) Indebtedness under Interest Rate Agreements entered into in the ordinary course of business;

     (c) Indebtedness described on Schedule B, Part 8.7, and any refinancing of such Indebtedness, so long as the aggregate principal amount of the Indebtedness so refinanced shall not be increased and the refinancing shall be on terms and conditions no more restrictive than the terms and conditions of the Indebtedness to be refinanced;

     (d) Indebtedness (including capital leases) secured by purchase money liens on equipment acquired after the date of this Credit Agreement not to exceed $2,500,000 in the aggregate outstanding at any one time ("Purchase Money Liens") so long as such Indebtedness shall be on terms and conditions reasonably satisfactory to the Agent, each Purchase Money Lien shall attach only to the property to be acquired, a description shall have been furnished to the Agent for any item of equipment for which the purchase price is greater than $100,000, and the debt incurred shall not exceed ninety percent (90%) of the purchase price of the item or items of equipment purchased or acquired;

     (e) (i) Other Indebtedness incurred to finance capital expenditures which is subject to firm commitments for subsequent refinancing pursuant to obligations not constituting Indebtedness; and (ii) other Indebtedness in an amount not to exceed $4,000,000 in the aggregate outstanding at any time;

     (f) any Borrower and any of the Borrowers' Affiliates that has executed a Guarantee may guarantee the obligations of Holdings in respect of the Holdings Senior Subordinated Notes pursuant to a Subsidiary Subordinated Note Guaranty; and

     (g) Indebtedness arising from intercompany loans from any Borrower to any other Borrower, PROVIDED, that (i) all such Indebtedness shall be evidenced by a promissory note executed by the Borrower receiving such intercompany loans, substantially in the form of Exhibit U, (ii) such Indebtedness shall be subordinated in right of payment to the Obligations when due and payable and (iii) the promissory notes evidencing such Indebtedness shall be pledged to the Agent, for the benefit of the Lenders, pursuant to the Pledge Agreement.

     8.8.  LIENS.  Neither any Borrower nor any of the Borrowers'
Subsidiaries shall directly or indirectly create, incur, assume, or suffer to exist any Lien on any of its property now owned or hereafter acquired except:

     (a)  Liens granted to the Lenders under the Credit Documents;

     (b)  Liens listed on Schedule B, Part 8.8;

     (c)  Purchase Money Liens;

     (d) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, or landlords, liens for taxes, assessments or other governmental charges, and other similar Liens arising by operation of law for amounts that are not yet due and payable or which are being diligently contested in good faith by the applicable Borrower, so long as the Agent has been notified thereof and adequate reserves are maintained by such Borrower for their payment;

     (e) Attachment or judgment Liens not to exceed an aggregate of $500,000, excluding amounts (i) bonded to the reasonable satisfaction of the Agent or (ii) covered by insurance to the reasonable satisfaction of the Agent;

     (f) Liens for taxes, assessments or other governmental charges not yet due and payable or which are being diligently contested in good faith by the applicable Borrower by appropriate proceedings, PROVIDED that in any such case an adequate reserve is being maintained by such Borrower for the payment of same;

     (g) Deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance, not to exceed an aggregate of $250,000;

     (h) Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business not to exceed an aggregate of $250,000;

     (i)  Permitted Mortgage Encumbrances;

     (j) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Borrower or any of the Borrowers' Subsidiaries;

     (k) bankers' liens or rights of recoupment or offset arising in connection with investments in Cash Equivalents; and

     (l) Extensions and renewals of any of the foregoing so long as the aggregate amount of extended or renewed Liens are not increased and are on terms and conditions no more restrictive than the terms and conditions of the Liens extended or renewed.

     8.9. CONTINGENT OBLIGATIONS. Neither any Borrower nor any of the Borrowers' Subsidiaries shall directly or indirectly incur, assume, or suffer to exist any Contingent Obligation, excluding indemnities given in connection with the sale of inventory or other asset dispositions permitted hereunder, Contingent Obligations created under the Credit Documents in favor of the Agent, the Lenders or the Issuing Bank, and Contingent Obligations of any Borrower for Indebtedness of such Borrower permitted to be incurred under Section 8.7 except for the Indebtedness referred to in Section 8.7(f).

     8.10. SALE OF ASSETS. Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets other than (i) sales by each Borrower of Inventory in the ordinary course of business, (ii) sales by the Credit Parties of individual items of Collateral with a book value of less than $1,500,000 in the aggregate during any Fiscal Year, (iii) sales by each Credit Party of obsolete or worn out property disposed of in the ordinary course of business, (iv) other dispositions of assets by the Credit Parties, PROVIDED that
(a) such dispositions are for fair value, (b) not less than 85% of the aggregate consideration is paid in full in cash at the time of disposition and is used to repay the Loans as required by this Credit Agreement, and (c) the aggregate amount of all such dispositions for all Credit Parties does not exceed $3,000,000 in the aggregate for any Fiscal Year, and (v) the sale of equipment by any Borrower to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such sale are applied within 60 days of such sale to the purchase price of such replacement equipment; PROVIDED, HOWEVER, that the exceptions contained in clauses (i) through (vi) of this Section shall not apply to any sale, lease, assignment, transfer or other disposition of the Mortgaged Properties;

     8.11. RESTRICTED PAYMENTS. Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

     (a) declare or pay any dividend (other than dividends payable solely in common stock of such Borrower or, with respect to Perry, in Series B Preferred Stock or Series C Preferred Stock as to which the dividends are payable only in shares of Series D Preferred Stock until the Obligations have been paid in full) on, or make any payment (including by way of offset) on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of such Borrower or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Borrower or any of its Subsidiaries, except that:

          (i) any Subsidiary may declare and pay dividends to the Borrower that is its corporate parent or any other Subsidiary of such Borrower;

          (ii) Perry may pay cash dividends to Holdings and Shenandoah and Port City may pay cash dividends from time to time to Judd's in each case with respect to their common stock and in an aggregate amount sufficient to permit Holdings to make interest payments with respect to the Holdings Senior Subordinated Notes, but only to the extent permitted by the subordination provisions contained in the Holdings Senior Subordinated Note Documents or otherwise as approved in writing by Majority Lenders and Holdings may make such payments; PROVIDED that nothing in this clause (ii) shall be deemed to permit any voluntary prepayment with respect to, or redemption or defeasance of, any such Holdings Senior Subordinated Note;

          (iii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Perry may pay dividends on the Series B Preferred Stock in an amount not to exceed $812,500 PER ANNUM;

          (iv) so long as no Default or Event of Default is continuing or would result therefrom, Perry may pay cash dividends to Holdings and Shenandoah and Port City may pay cash dividends to

     Judd's, in each case for administrative expenses of Holdings and Judd's incurred in the ordinary course of business and solely attributable to business activities relating to the Borrowers and their Subsidiaries and not any Excluded Subsidiary, so long as such dividends are applied promptly to pay such administrative expenses and that in any event do not exceed in the aggregate $150,000 in any fiscal year of Holdings;

          (v) so long as no Default or Event of Default is continuing or would result therefrom, Perry may pay cash dividends to Holdings and Shenandoah and Port City may pay cash dividends to Judd's, in each case in the amount and to the extent such proceeds are promptly used by Holdings to make payments in respect of repurchased shares of Holdings common stock from employees or any partnership through which they indirectly own such shares, who retire or terminate employment; PROVIDED that such payments shall not exceed in the aggregate $350,000 in any year; and

          (vi) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Perry may use not more than 25% of the net cash proceeds in excess of $30,000,000 from a public offering of Perry's common stock (or from a public offering of Holdings' common stock which excess proceeds have been contributed to Perry as common equity) to redeem Series B, Series C or Series D Preferred Stock in such order as their interests may appear;

     (b) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund), offer to purchase or repurchase of, or defease, any Indebtedness (other than Indebtedness pursuant to this Credit Agreement and other than any refinancing of Indebtedness permitted under the Credit Documents); PROVIDED that any Subsidiary of a Borrower may make payments on account of Indebtedness owing to such Borrower or any other Subsidiary of such Borrower; or

     (c) make any payment (whether for fees, as compensation for services or otherwise) to the Milhous Parties or any of their Affiliates after the Closing Date, except that:

          (i) the Borrowers may make annual compensation payments to Paul B. Milhous and Robert E. Milhous or any of their Affiliates of not more than $500,000 in the aggregate, which amount may be increased each year by 10% of the prior year's permitted amount; and

          (ii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Perry may make payments to Novamil Corporation under the Management Agreement of not more than $750,000 in any year, plus any cost of living increases provided for in the Management Agreement.

     8.12. INVESTMENTS. Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Investment in any Person, whether in cash, securities, or other property of any kind including, without limitation, any Subsidiary or Affiliate of such Borrower, other than:

     (a) Advances or loans by each Borrower made in the ordinary course of business to employees or other Persons not to exceed $100,000 outstanding at any one time to any one Person and $500,000 in the aggregate outstanding at any one time;

     (b) Loans, investments and advances in existence as of the date hereof and described on Schedule B, Part 8.12;

     (c)  Cash Equivalents;

     (d) Deposits with financial institutions, disclosed in Schedule B, Part 8.14, and which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program; PROVIDED, HOWEVER, that each Borrower may, in the ordinary course of its business, maintain in its disbursement accounts from time to time amounts in excess of then applicable FDIC or other program insurance limits;

     (e) Investments resulting from the performance by any Borrower of its obligations under permitted Contingent Obligations;

     (f) Investments of any Borrower received in connection with asset sales permitted under Section 8.10(iv);

     (g) Investments of any Borrower in respect of accounts receivable that have become delinquent, including securities of the account debtor received by such Borrower or its Subsidiaries in connection with a plan of reorganization of the Indebtedness of such account debtor;

     (h) Investments arising from intercompany loans permitted by Section 8.7(g); and

     (i) Such other Investments of any Borrower as the Agent and the Majority Lenders may approve in writing in their sole discretion.

     8.13.  AFFILIATE TRANSACTIONS.  Except for transactions permitted under
Section 8.11(c) and 8.7(g), each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to, any Subsidiary or Affiliate of any Borrower, except pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business, as the case may be, and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than could be obtained in a comparable arm's-length transaction with an unaffiliated Person.

     8.14. ADDITIONAL BANK ACCOUNTS. Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the Disbursement Account and the accounts set forth on Schedule B, Part 8.14.

     8.15. EXCESS CASH. Each Borrower shall not, and shall not permit its Subsidiaries to, directly or indirectly, maintain in the aggregate in all deposit accounts of such Borrower and its Subsidiaries (other than the Disbursement Account and payroll accounts), total cash balances and Investments permitted by Sections 8.12(c), (d) and (e), in excess of $1,500,000 at any time during which any Revolving Loans bearing interest at the Prime Rate are outstanding hereunder or on any date when any Interest Period applicable to Revolving Loans that are Eurodollar Rate Loans ends.

     8.16. NO CORPORATE CHANGES. Each Borrower will not, and shall not permit any of its Subsidiaries to (except, in each case, as permitted under Section 7.4 hereof), directly or indirectly, merge, consolidate or otherwise alter, modify or amend such Borrower's or such Subsidiary's Governing Documents (including, without limitation, by filing any certificate of designation with respect to any preferred stock or otherwise creating any new preferred stock), structure, status or existence, or liquidate or dissolve itself (or suffer any liquidation or dissolution).

     8.17. NO PROHIBITED TRANSACTIONS UNDER ERISA. Each Borrower will not, and shall not permit any of its Subsidiaries to, directly or indirectly:

     (a) Engage, or permit any Subsidiary to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

     (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

     (c) fail, or permit any Subsidiary to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

     (d) terminate, or permit any Subsidiary to terminate, any Benefit Plan where such event would result in any liability of any Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

     (e) fail, or permit any Subsidiary to fail, to make any required contribution or payment to any Multiemployer Plan;

     (f) fail, or permit any Subsidiary to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

     (g) amend, or permit any Subsidiary to amend, a Plan resulting in an increase in current liability for the plan year such that any of any Borrower, any of its Subsidiaries or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code; or

     (h) withdraw, or permit any Subsidiary to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of any Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $500,000.

     8.18. MATERIAL AMENDMENTS OF MATERIAL CONTRACTS; ETC. Each Borrower will not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of the Agent and the Majority Lenders, amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination (other than at its stated maturity) of (i) any of the Material Contracts (other than the Holdings Senior Subordinated Note Documents and the Sale\Leaseback Documents) if the effect thereof would or reasonably could be expected to have a Material Adverse Effect, (ii) any Tax Sharing Agreement,
(iii) the Management Agreement, (iv) any Real Property Lease, (v) any of the Sale\Leaseback Documents or (vi) any of the Holdings Senior Subordinated Note Documents.

     8.19. ADDITIONAL NEGATIVE PLEDGES. Except for restrictions actually imposed by the secured parties with respect to the Purchase Money Liens on the creation of Liens on the assets subject to such Liens, each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, or permit any of its Subsidiaries to create or otherwise cause or suffer to exist or become effective, directly or indirectly, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon the assets of any Borrower or its Subsidiaries or (ii) any contractual obligation which may restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

     8.20. ADDITIONAL SUBSIDIARIES; PARTNERSHIPS, JOINT VENTURES. Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, form or acquire any new Subsidiaries or become a partner in any partnership or a party to any joint venture.

                    ARTICLE 9.  EVENTS OF DEFAULT AND REMEDIES

     9.1. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder:

     (a) FAILURE TO PAY. Any Borrower shall fail to pay (i) any interest, Fees, Expenses or other Obligation (other than principal) within three (3) Business Days of when due, whether at stated maturity, by acceleration or otherwise or (ii) any principal when due, whether at stated maturity, by acceleration or otherwise.

     (b) BREACH OF CERTAIN COVENANTS. (i) Any Borrower shall fail to perform or observe any term, covenant, or agreement contained in Sections 7.3, 7.10 or
7.18 or Article 8 of this Agreement or (ii) Holdings shall fail to perform or observe any term, covenant or agreement contained in Section 4(b) of the Holdings Guarantee or (iii) Judd's shall fail to perform or observe any term, covenant or agreement contained in Section 4 of the Judd's Guarantee.

     (c) OTHER DEFAULTS. (i) Any Borrower shall fail to comply with any provisions contained in any Material Contract or fail to perform or observe any term, covenant, or agreement contained in Sections 7.1 or 7.2 (other than Section 7.2(a)) if such failure shall remain unremedied for ten days after such failure or (ii) any Borrower shall fail to perform or observe any term, covenant, or agreement contained in Section 7.2(a) if such failure shall remain unremedied for two days after such failure or (iii) obligations in excess of $500,000 under any Sale\Leaseback Documents shall have been declared due and payable or any lessor thereunder shall have commenced (or given notice of its intention to commence) the exercise of any remedies thereunder.

     (d) CREDIT DOCUMENTS. Any Credit Party shall fail to perform or observe any term, covenant, or agreement contained in this Credit Agreement or any other Credit Document (other than a default under subsection (a), (b) or (c) of this Section 9.1) if such failure shall remain unremedied for thirty days after the earlier of (i) the date such Credit Party obtains knowledge of such failure or
(ii) the date such Credit Party receives notice from the Agent or any Lender of such failure.

     (e) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed to be made by any Credit Party in this Credit Agreement or in any other Credit Document (and in any statement or certificate given under this Credit Agreement or any other Credit Document), shall be false or misleading in any material respect when made or deemed to be made.

     (f) DISSOLUTION. Any Credit Party shall dissolve, wind up or otherwise cease its business.

     (g) INSOLVENCY EVENT. Any Credit Party shall become the subject of an Insolvency Event.

     (h) CHANGE OF CONTROL. A Change of Control or a Triggering Event (as defined in the certificate of designation relating to the Series A Preferred Stock) shall occur or a Person or Persons (other than the Agent) shall acquire, directly or indirectly, a Lien on any of the capital stock of Judd's, any Borrower or any of their Subsidiaries.

     (i) CROSS DEFAULT. A default or event of default shall occur (and continue beyond any applicable grace period) under any Holdings Senior Subordinated Note Document or any other note, agreement or instrument evidencing any other Indebtedness of any Credit Party, which default or event of default permits the acceleration of its maturity, PROVIDED THAT the aggregate principal amount of all such Indebtedness for which the default or event of default has occurred exceeds $500,000.

     (j) FAILURE OF ENFORCEABILITY OF CREDIT DOCUMENTS; SECURITY. Any covenant, agreement or obligation of any Credit Party contained in or evidenced by any of the Credit Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; any Credit Party shall deny or disaffirm its obligations under any of the Credit Documents or any Liens granted in connection therewith; or, any Liens granted in any of the Collateral shall be determined to be void, voidable, invalid or unperfected, or are subordinated or not given the priority contemplated by this Credit Agreement or the applicable Credit Document.

     (k) JUDGMENTS. One or more judgments or decrees shall be entered against any Credit Party involving in the aggregate a liability (not paid or fully covered by insurance satisfactory to the Agent) of $500,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.

     9.2. ACCELERATION AND CASH COLLATERALIZATION. Upon the occurrence and during the continuance of an Event of Default, the Agent may take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against any Borrower:

     (a) ACCELERATION. Upon the written request of the Majority Lenders, and by delivery of written notice to the Borrowers from the Agent, all Obligations shall be declared to be immediately due and payable (except with respect to any Event of Default set forth in Section 9.1(g), in which case all Obligations shall automatically become immediately due and payable without the necessity of any request of the Majority Lenders or notice or other demand to any Borrower) without presentment, demand, protest or any other action or obligation of the Agent or any Lender.

     (b) TERMINATION OF COMMITMENTS. Upon the written request of the Majority Lenders, and by delivery of written notice to the Borrowers from the Agent, the Commitments shall be immediately terminated and, at all times thereafter, all Revolving Loans made by any Lender pursuant to this Credit Agreement shall be at such Lender's sole discretion, unless such Event of Default is waived in accordance with Section 11.11.

     (c) CASH COLLATERALIZATION. On demand of the Agent or the Majority Lenders each Borrower shall immediately deposit with the Agent for each Letter of Credit then outstanding for the account of such Borrower, cash or Cash Equivalents in an amount equal to 105% of the greatest amount drawable thereunder.

     9.3. RESCISSION OF ACCELERATION. After acceleration of the maturity of the Loans, if each Borrower pays all accrued interest and all principal due (other than by reason of the acceleration) and all Defaults and Events of Default are otherwise remedied or waived in accordance with Section 11.11, the Majority Lenders may elect in their sole discretion, to rescind the acceleration and return any cash collateral. (This Section is intended only to bind all of the Lenders to a decision of the Majority Lenders and not to confer any right on the Borrowers, even if the described conditions for the Majority Lenders' election may be met.)


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     9.4.  REMEDIES.  Upon the occurrence and during the continuance of an
Event of Default, the Agent may, in addition to exercising any other rights now or hereafter existing under applicable law or any Credit Document, do any or all of the following:

     (a) remove all documents, instruments, files and records (including the copying of any computer records) relating to the Accounts or use (at the expense of the Borrowers) such supplies or space of any Borrower at such Borrower's place of business necessary to properly administer and collect the Accounts thereon;

     (b) accelerate or extend the time of payment, compromise, issue credits, or bring suit on the Accounts (in the name of any Borrower or the Lenders) and otherwise administer and collect the Accounts;

     (c) sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise; and

     (d) foreclose the security interests created pursuant to the Credit Documents by any available procedure, or take possession of any or all of the Collateral without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

Any Lender may bid or become a purchaser at any sale, free from any right of redemption, which right is hereby expressly waived by each Borrower. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification. Each Borrower will assemble the Collateral and make it available to the Agent at such locations as the Agent may specify, whether at the premises of such Borrower or elsewhere, and will make available to the Agent the premises and facilities of such Borrower for the purpose of the Agent's taking possession of, removing or putting the Collateral in saleable form.

     9.5. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or the Issuing Bank may have under applicable law, upon the occurrence of any Event of Default, and whether or not any Lender or the Issuing Bank has made any demand or the Obligations of any Credit Party have matured, each Lender and the Issuing Bank shall have the right to appropriate and apply to the payment of the Obligations of such Credit Party all deposits and other obligations then or thereafter owing by such Lender or the Issuing Bank to such Credit Party. Each Lender or the Issuing Bank exercising such rights shall notify the Agent thereof and any amount received as a result of the exercise of such rights shall be shared in accordance with Section 2.8.

     9.6. LICENSE FOR USE OF SOFTWARE AND OTHER INTELLECTUAL PROPERTY. Unless expressly prohibited by the licensor thereof, if any, the Agent is hereby granted a license to use all computer software programs, data bases, processes and materials used by any Borrower in connection with its businesses or in connection with the Collateral. The Agent agrees not to use any such license prior to the occurrence of an Event of Default.

     9.7. NO MARSHALLING; DEFICIENCIES; REMEDIES CUMULATIVE. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights to liquidate all or substantially all of the Collateral (after deducting all of the Agent's Expenses related thereto) shall be applied by the Agent to the payment of the Borrowers' Obligations to the Agent and the Lenders, whether due or to become due, in such order as the Agent may elect. Each Borrower shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the Borrowers or their respective successors or assigns, any surplus resulting therefrom. The foregoing remedies are not


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intended to be exhaustive and the full or partial exercise of any of them shall not preclude the full or partial exercise of any other available remedy under the Credit Agreement, under any other Credit Document, at equity or at law.

                             ARTICLE 10.  THE AGENT

     10.1.  APPOINTMENT OF AGENT   (a)  Each Lender and the Issuing Bank (by its
acceptance of the benefits hereof) hereby designates BT Commercial Corporation as its Agent and irrevocably authorizes the Agent to take action on its behalf under the Credit Documents, to exercise the powers and perform the duties described therein, and to exercise such other powers reasonably incidental thereto. The Agent may perform any of its duties through its agents or employees.

     (b) Other than the Borrowers' rights under Section 10.8, this Article 10 is for the benefit of the Agent, the Lenders and the Issuing Bank only. The Agent shall act only for the Lenders and the Issuing Bank and assumes no obligation to or agency or trust relationship with any Credit Party.

     10.2. NATURE OF DUTIES OF AGENT. The Agent has no duties or responsibilities except those expressly set forth in the Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have a fiduciary relationship to any Lender or any participant of any Lender.

     10.3. LACK OF RELIANCE ON AGENT. Independently and without reliance upon the Agent, each Lender has made and shall continue to make its own independent investigation and analysis of the content and validity of the Credit Documents or of the performance and creditworthiness of the Credit Parties thereunder. The Agent assumes no responsibility and undertakes no obligation to make inquiry with respect to such matters, unless specifically requested to do so in writing by a Lender.

     10.4. CERTAIN RIGHTS OF THE AGENT. The Agent may request instructions from the Majority Lenders at any time. If the Agent requests instructions from the Majority Lenders with respect to any action or inaction, the Agent shall be entitled to await instructions from the Majority Lenders before such action or inaction. No Lender shall have any right of action based upon the Agent's action or inaction in response to instructions from the Majority Lenders.

     10.5. RELIANCE BY AGENT. The Agent may rely upon written or telephonic communication it believes to be genuine and to have been signed, sent or made by the proper person. The Agent may obtain the advice of legal counsel (including, for matters concerning any Borrower, counsel for such Borrower), independent public accountants and other experts selected by it and shall have no liability for action or inaction in good faith based upon such advice.

     10.6. INDEMNIFICATION OF AGENT. TO the extent the Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify the Agent, to the extent of its Proportionate Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or otherwise relating to the Credit Documents, unless resulting from the Agent's gross negligence or willful misconduct.

     10.7. THE AGENT IN ITS INDIVIDUAL CAPACITY. In its individual capacity, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise them as though it was not


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performing the duties specified herein.  The terms "Lenders," "Majority
Lenders," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any Affiliate of any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

     10.8.  SUCCESSOR AGENT

     (a) The Agent may, upon five Business Days' notice to the Lenders and the Borrowers, resign by giving written notice thereof to the Lenders and the Borrowers. The Agent's resignation shall be effective upon the appointment of a successor Agent. Any such resignation shall be deemed to be a resignation of Bankers Trust Company as Issuing Bank.

     (b) Upon receipt of the Agent's resignation, the Majority Lenders may appoint a successor Agent. Unless an Event of Default shall have occurred and be continuing at the time of such appointment, the successor Agent shall be subject to approval by the Borrowers, which approval shall not to be unreasonably withheld and shall be delivered to the Majority Lenders within five Business Days after the Borrower's receipt of notice of a proposed successor Agent. If a successor Agent has not accepted its appointment within fifteen Business Days, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent.

     (c) Upon its acceptance of the agency hereunder, a successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. The retiring Agent shall continue to have the benefit of this Article 10 for any action or inaction while it was Agent.

     10.9.  COLLATERAL MATTERS.

     (a) Each Lender authorizes and directs the Agent to enter into the Collateral Documents for the benefit of the Lenders. Except as otherwise set forth herein, any action or exercise of powers by the Majority Lenders under the Credit Documents, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Prior to an Event of Default, without notice to or consent from any Lender, the Agent may take any action necessary or advisable to perfect and maintain the perfection of the Liens upon the Collateral.

     (b) The Agent is authorized to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations, (ii) upon receipt of the proceeds of sales of the Collateral permitted hereunder or (iii) if the release can be and is approved by the Majority Lenders. The Agent may request and the Lenders will provide confirmation of the Agent's authority to release particular types or items of Collateral.

     (c) The Agent shall have no obligation to assure that the Collateral exists or is owned by any Borrower or any of the Borrowers' Subsidiaries, that such Collateral is cared for, protected or insured, or that the Liens in the Collateral have been created, perfected, or have any particular priority. With respect to the Collateral, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders, and it shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

     10.10. ACTIONS WITH RESPECT TO DEFAULTS. In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a


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Default or Event of Default as shall be directed by the Majority Lenders.
Until the Agent shall have received such directions, the Agent may act (or not act) as it deems advisable and in the best interests of the Lenders.

                          ARTICLE 11.  MISCELLANEOUS

     11.1.  GOVERNING LAW.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF
THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE CREDIT DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF CALIFORNIA.

     11.2.  SUBMISSION TO JURISDICTION.  ALL DISPUTES AMONG ANY BORROWER AND
THE LENDERS OR THE ISSUING BANKS (OR THE AGENT ACTING ON THEIR BEHALF), WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN LOS ANGELES, CALIFORNIA, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT, ON BEHALF OF THE LENDERS, SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST ANY BORROWER OR ITS PROPERTY IN ANY LOCATION REASONABLY SELECTED BY THE AGENT IN GOOD FAITH TO ENABLE THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

     11.3.  SERVICE OF PROCESS.  EACH BORROWER HEREBY IRREVOCABLY
DESIGNATES CT CORPORATION SYSTEM, 818 WEST SEVENTH STREET, LOS ANGELES, CALIFORNIA 90017 AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH BORROWER TO RECEIVE, FOR AND ON BEHALF OF SUCH BORROWER, SERVICE OF PROCESS IN THE STATE OF CALIFORNIA IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO SUCH BORROWER, BUT FAILURE OF SUCH BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.

     11.4. JURY TRIAL. EACH BORROWER, THE AGENT AND THE LENDERS AND THE ISSUING BANKS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY. INSTEAD, ANY DISPUTES WILL BE RESOLVED IN A BENCH TRIAL.

     11.5. LIMITATION OF LIABILITY. NEITHER THE AGENT NOR ANY LENDER OR ISSUING BANK SHALL HAVE ANY LIABILITY TO ANY BORROWER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY ANY BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS CREDIT AGREEMENT, THE EXISTING CREDIT AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT OR ANY SUCH


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LENDER, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING
GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     11.6. DELAYS. No delay or omission of the Agent or the Lenders to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof.

     11.7. NOTICES. Except as otherwise provided herein, all notices, demands required to be in writing and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent or any of the Lenders, then to BT Commercial Corporation, 300 South Grand Avenue, Los Angeles, California 90071 and if to any Borrower, then to Perry at 575 W. Madison Street, Waterloo, Wisconsin 53594, with copies to Milhous Group, 2424 North Federal, Suite 456, Boca Raton, Florida 33431, Milhous Group, 1172B Nicole Court, Glendora, California 91740 and Brobeck, Phleger & Harrison, 550 South Hope Street, Los Angeles, California 90071, Attention: John Francis Hilson, Esq. or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent, or any of the Lenders, at (213) 620-8394, and if to any Borrower at (414) 478-1511, with copies to (407) 362-8770, (909) 599-2390 and
(213) 239-1324.  All such notices and correspondence shall be deemed given
(i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.



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     11.8.  ASSIGNMENTS AND PARTICIPATIONS.

     (a) BORROWER ASSIGNMENT. No Borrower shall assign this Credit Agreement, or any rights or obligations hereunder, without the prior written consent of the Agent and the Lenders.

     (b) LENDER ASSIGNMENTS. Each Lender may assign to one or more banks or other financial institutions all or a ratable portion of all its rights and obligations under this Credit Agreement, the Notes and the other Credit Documents, with the consent of the Agent and the consent of the Borrowers (which shall not be unreasonably withheld), and upon execution and delivery to the Agent, for its acceptance and recording in the Register (as defined below), of an agreement in substantially the form of Exhibit N (an "Assignment and Assumption Agreement"), together with surrender of any Note or Notes subject to such assignment and a processing and recordation fee of $2,500. No such assignment shall be for less than $5,000,000 of the Commitments and Term Loans unless it is to another Lender. (This Section does not apply to branches and Affiliates of a Lender, it being understood that a Lender may make, carry or transfer Loans at or for the account of any of its branch offices or Affiliates without consent of the Borrowers, the Agent or any other Lender.)

     (c) AGENT'S REGISTER. The Agent shall maintain a register of the names and addresses of the Lenders, their Commitments, and the principal amount of
their Loans (the "Register").   The Agent shall also maintain a copy of each
Assignment and Assumption Agreement delivered to and accepted by it and modify the Register to give effect to each Assignment and Assumption Agreement. Upon its receipt of each Assignment and Assumption Agreement and surrender of the affected Note or Notes, the Agent will give prompt notice thereof to the Borrowers and deliver to the Borrowers a copy of the Assignment and Assumption Agreement and the surrendered Note or Notes. Within five Business Days after its receipt of such notice, each Borrower shall execute and deliver to the Agent a new Note or Notes to the order of the assignee in the amount of the Commitment, Commitments or Loans, as the case may be, assumed by it and to the assignor in the amount of the Commitment, Commitments or Loans, as the case may be, retained by it, if any. Such new Note or Notes shall re-evidence the Indebtedness outstanding under the surrendered Note or Notes and shall be dated as of the Closing Date. The Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder.

     (d) LENDER PARTICIPATIONS. Each Lender may sell participations (without the consent of the Agent, any Borrower or any other Lender) to one or more parties in or to all or a ratable portion of all its rights and obligations under this Credit Agreement, the Notes and the other Credit Documents. Notwithstanding a Lender's sale of a participation interest, its obligations hereunder shall remain unchanged. Each Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender. No participant shall have rights to approve any amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (i) increase the Commitment of the Lender from whom the participant purchased its participation interest; (ii) reduce the principal of, or rate or amount of interest on the Loans subject to such participation, (iii) postpone any date fixed for any payment of principal of, or interest on, the Loans subject to the participation interest, and (iv) release any guarantor of the Obligations or all or a substantial portion of the Collateral, other than when otherwise permitted hereunder.


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

     11.9. CONFIDENTIALITY. Each Lender agrees that it will not disclose without the prior consent of a Borrower any information with respect to such Borrower or any of its Subsidiaries which is furnished pursuant to this Credit Agreement and which is designated by such Borrower to the Lenders in writing as confidential, PROVIDED, THAT any Lender may disclose any such information (a) to its employees, auditors, counsel or its parent or holding company or any Subsidiary of such parent or holding company, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, (b) as has become generally available to the public, (c) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender,
(d) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (e) in order to comply with any Requirement of Law, and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender so long as, in connection therewith, either such prospective or actual transferee has agreed in writing in favor of the applicable Borrower to acquire any information regarding such Borrower or the other Credit Parties subject to the terms of this Section 11.9 or such Lender obtains a confidentiality agreement from such prospective or actual transferee or participant containing substantially the terms of this
Section 11.9.

     11.10. INDEMNIFICATION; REIMBURSEMENT OF EXPENSES OF COLLECTION. Each Borrower hereby indemnifies and agrees to defend and hold harmless the Agent, the Issuing Bank and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of (a) any litigations, investigations, claims or proceedings which arise out of or are in any way related to (i) this Credit Agreement, the existing Credit Agreement or the transactions contemplated hereby or thereby, including, without limitation, the Perry Acquisition or the Judd's Merger,
(ii) the issuance of the Letters of Credit, (iii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (iv) any actual or proposed use by any Borrower of the proceeds of the Loans or (v) the Agent's or the Lenders' entering into this Credit Agreement, the existing Credit Agreement, the other Credit Documents, the other Existing Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and
(b) any remedial or other action taken by any Borrower or any of its Subsidiaries in connection with compliance by any Borrower or any of its Subsidiaries, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. In addition, each Borrower shall, upon demand, pay to the Agent and any Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent or such Lender in (i) enforcing or defending its rights under or in respect of this Credit Agreement, the Existing Credit Agreement, the other Credit Documents, the other Existing Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (ii) in collecting the Loans, (iii) in foreclosing or otherwise collecting upon the Collateral or any part thereof and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing items (i) through (iii).

     11.11. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Credit Agreement, any part of Schedule B, or any other Credit Document shall be effective unless in writing and signed by the Majority Lenders (or by the Agent on their behalf), except that:


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

     (a) the consent of all the Lenders is required to (i) increase the Commitments, (ii) reduce the principal of, or interest on, the Notes, any Letter of Credit reimbursement obligations or any Fees hereunder (other than Fees that are exclusively for the account of the Agent or the Issuing Bank),
(iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Notes, any Letter of Credit Reimbursement Obligations or any Fees hereunder, (iv) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Majority Lenders to take any action hereunder, (v) amend or waive this Section 11.11(a), or change the definition of Majority Lenders, (vi) amend or waive Section 2.3(b)(y) or (vii) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of any Borrower permitted (including by means of amendment or waiver) under this Credit Agreement, release any Liens in favor of the Lenders on any of the Collateral; and

     (b) the consent of the Agent or the Issuing Bank, as the case may be, shall be required for any amendment, waiver or consent affecting the rights or duties of the Agent or the Issuing Bank under any Credit Document, in addition to the consent of the Lenders otherwise required by this Section.

No consent of any Borrower shall be required for any amendment, modification or waiver of the provisions of Article 10 (other than Section 10.8). Each Borrower and the Lenders hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing Annex I to reflect assignments of the Commitments. Notwithstanding the foregoing, the Borrowers may amend Schedule B, Parts 6.1, 6.10, 6.14 and 8.14, without the consent of the Majority Lenders; PROVIDED that, no amendment to any such Schedule shall be permitted to cure any Default or Event of Default which would otherwise have existed in the absence of such amendment.

     11.12. COUNTERPARTS; INCONSISTENCIES AND EFFECTIVENESS. This Credit Agreement and any waiver or amendment hereto may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Credit Agreement and each of the other Credit Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Credit Agreement are actually inconsistent with the terms and conditions of any other Credit Document, this Credit Agreement shall govern. This Credit Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 11.7 or, in the case of the Lenders, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

     11.13. SEVERABILITY. In case any provision in or obligation under this Credit Agreement or the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

     11.14. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

     11.15. SURVIVAL. All agreements, representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the Notes and the other Credit Documents, the making of the Loans and issuance of Letters of Credit hereunder. Notwithstanding anything in this Credit Agreement, any other Credit Document or implied by law to the contrary, all indemnities set forth herein, including, without limitation, in Sections 3.10, 4.6, 4.13, 4.14, 4.15, 10.6 and 11.10, shall survive the payment of the Obligations and the termination of this Credit Agreement.

     11.16. MAXIMUM RATE. Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, each Borrower, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to any Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrowers to the Agent or any Lender, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all agreements among the Borrowers, the Agent and the Lenders.

     11.17. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Credit Agreement and the other Credit Documents constitute the entire agreement among the Borrowers, the Agent, and the Lenders, supersedes any prior agreements among them, and shall bind and benefit the Borrowers, and the Lenders and their respective successors and permitted assigns.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                   BORROWERS:

                   PERRY GRAPHIC COMMUNICATIONS, INC.,
                   a Delaware corporation


                   By:   /s/ Thomas Bressan
                      ---------------------------------------------------------
                   Title:  Secretary

                   SHENANDOAH VALLEY PRESS, INC.


                   By:  /s/ Thomas Bressan
                      ---------------------------------------------------------
                   Title:  Secretary


                   PORT CITY PRESS, INC.


                   By:  /s/ Thomas Bressan
                      ---------------------------------------------------------
                   Title:   Secretary


                   AGENT:

                   BT COMMERCIAL CORPORATION,
                    As Agent


                   By:  /s/ Mark Funk
                      ---------------------------------------------------------
                      Vice President

                   LENDERS:

                   BT COMMERCIAL CORPORATION



                   By:  /s/ Mark Funk
                      ---------------------------------------------------------
                      Vice President

                   THE CIT GROUP/BUSINESS CREDIT, INC.


                   By:  /s/ William Shiao
                      ---------------------------------------------------------
                          William Shiao
                   Title: Assistant Vice President

                   LASALLE NATIONAL BANK


                   By:  /s/ Christopher S. Clifford
                      ---------------------------------------------------------
                   Title:  Senior Vice-President
                      ---------------------------------------------------------

                   NATIONSBANK OF TEXAS, N.A.


                   By:  /s/ Anne E. Carbone
                      ---------------------------------------------------------
                           Anne E. Carbone
                   Title:  Senior Vice President

                   BANKBOSTON, N.A.


                   By: /s/ Neil Hesler
                      ---------------------------------------------------------
                          Neil Hesler
                   Title:  Vice President

                   BANK OF AMERICA, NT & SA



                   By: /s/ Ron Benishay
                      ---------------------------------------------------------
                   Title:  Vice-President
                      ---------------------------------------------------------

     Amended and Restated Credit Agreement among Perry Graphic
Communications, Inc., Shenandoah Valley Press, Inc., and Port City Press, Inc., the Lenders (as defined therein) and BT Commercial Corporation as Agent dated as of December 16, 1997.

-------------------------------------------------------------------------------

     ALL EXHIBITS OMITTED IN ACCORDANCE WITH ITEM 601(b)(2) OF REGULATION S-K

     Perry-Judd's Incorporated will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that Perry-Judd's Incorporated may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.